Exhibit 10.3
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CRTP OP LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CRTP OP LLC
     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of CRTP OP LLC (the “Company”) is made as of September 27, 2005 by and between DRA CRT ACQUISITION CORP., a Delaware corporation (“DRA”), having an address c/o DRA Advisors LLC, 220 East 42nd Street (27th Floor), New York, New York 10017 and COLONIAL OFFICE JV LLC, a Delaware limited liability company (“Colonial”), having an address at 2101 6th Avenue North, Suite 750, Birmingham, Alabama 35203.
     WHEREAS, DRA G&I Fund V Real Estate Investment Trust (“G&I V REIT”), DRA and CRT Properties, Inc. (“CRT”) have consummated a merger (the “CRT/DRA Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of June 17, 2005 (the Merger Agreement”), whereby CRT merged with and into DRA, with DRA surviving in the merger.
     WHEREAS, immediately after the CRT/DRA Merger, CRTP OP LP converted from a Delaware limited partnership into a Delaware limited liability company under the name of “CRTP OP LLC” by filing the Certificate of Conversion and the Certificate of Formation and entering into a Limited Liability Company Agreement of CRTP OP LLC, dated as of September 27, 2005 (the “Original Agreement”).
     WHEREAS, immediately after the conversion, DRA contributed substantially all of its assets to the Company pursuant to a contribution agreement of even date herewith (such contribution, the “UPREIT Restructuring”).
     WHEREAS, immediately following the UPREIT Restructuring, DRA CRT Acquisition LLC merged into the Company, with the Company surviving in the merger (such merger, the “Company Merger”).
     WHEREAS, as a result of the above transactions, DRA owns eighty-five percent (85%) of the Common Units in the Company and one hundred percent (100%) of the Series A Preferred Units in the Company and Colonial owns fifteen percent (15%) of the Common Units in the Company.
     WHEREAS, the agreement and plan of merger for the Company Merger provides that the operating agreement of the surviving entity will be this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby amend and restate the Original Agreement in its entirety to reflect the above transactions and agree to continue the Company as a limited liability company under the Act, as follows:

ARTICLE 1.
CERTAIN DEFINED TERMS
     1.1. Defined Terms. As used herein, the following terms shall have the following meanings:
          “Acceptance Notice” shall have the meaning given to it in Section 7.10(c).
          “Accountants” shall mean a nationally recognized firm of independent registered public accountants retained by the Company. The Accountants for calendar year 2005 shall be M.R. Weiser LLP; thereafter, the Accountants shall be designated, from time to time, by the mutual agreement of the Manager and the Members who are Affiliates of Colonial REIT and G&I V REIT.
          “ACP” shall mean Atlantic Center Plaza, Atlanta, Georgia.
          “Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C.18-101 et. seq., as amended from time to time, and any successor to such statute.
          “Acquisition” shall have the meaning given to it in Section 3.2(d).
          “Acquisition Notice” shall have the meaning given to it in Section 3.2(d).
          “Acquisition Proposal” shall have the meaning given to it in Section 7.8.
          “Adjusted Capital Account Balance” shall mean, with respect to each Member, the balance in such Member’s Capital Account as of the end of the relevant fiscal year after crediting such Capital Account with such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain and reducing any deficit balance in such Member’s Capital Account balance by the amount that such Member is obligated to restore to the Company and debiting the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
          “Affiliate” shall mean, when used with reference to a specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person who is an officer or director of a specified Person or Person who serves in a similar capacity with respect to a specified Person or is a spouse or relative of a specified Person, and (c) any Person which directly or indirectly is the beneficial owner of ten percent (10%) or more of any class of equity securities, partnership or other ownership interests in the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities, partnership interests or other ownership interests. For the purposes of this definition, “control” means the power (whether unilateral or in common with others) to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by agreement or otherwise, and the term “controlled” has the meaning correlative to the foregoing. The Company and its subsidiaries shall not be deemed to be “Affiliates” of any Member or the Manager for purposes of this Agreement.

          “Agreement” shall mean this Amended and Restated Limited Liability Company Agreement, as amended from time to time, as the context requires. Words such as “herein,” “hereto,” “hereinafter,” “hereof,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.
          “Bankruptcy” or “Bankrupt” with respect to any Person shall mean:
               (a) the institution by such Person of proceedings to be adjudged as bankrupt or insolvent, or for an order of relief or the consent by such Person to the institution of bankruptcy or insolvency proceedings against him or it, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under the present or any future Federal bankruptcy statute or any other present or future applicable Federal, state, or foreign law regarding bankruptcy, insolvency or other relief for debtors, or the consent by such Person to the filing of any such petition or to the appointment of a receiver, liquidator, trustee (or other similar official) of such Person or of all or of a substantial part of the assets of such Person, or the making by such Person of any assignment for the benefit of creditors or the admission in writing by such Person of his or its inability to pay his or its debts generally as they come due or the commission by such Person of any act sufficient to sustain an order for relief under the present or any future Federal bankruptcy statute; or
               (b) the entry by a court of competent jurisdiction of an order, judgment or decree judging such Person a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under the present or any future Federal bankruptcy statute or any other present or future applicable Federal, state or foreign law relating to bankruptcy, insolvency, or other relief of debtors, or appointing a receiver, liquidator, trustee (or other similar official) of such Person or of all or a substantial part of the assets of such Person, or ordering the winding up or liquidation of the affairs of such Person, which order, judgment or decree shall remain unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).
          “Base Capital Contribution” shall mean, for each Member, a Capital Contribution of that Member with respect to Common Units (other than Default Capital Contributions).
          “Base Capital Contribution Balance” shall mean, for each Member, the cumulative Capital Contributions of that Member with respect to Common Units (other than Default Capital Contributions), less the cumulative distributions to that Member in return thereof under Section 8.2(e).
          “Book Value” shall mean, with respect to any Company asset, the Company’s adjusted basis for Federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g).
          “Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.
          “Buy-Out Price” shall have the meaning given to it in Section 7.11.

          “Buy-Sell Notice” shall have the meaning given to it in Section 7.11.
          “Call Notice” shall have the meaning given to it in Section 3.2(a).
          “Call Period” shall have the meaning given to it in Section 3.2(a).
          “Capital Account” shall mean, with respect to any Member, the capital account maintained for such Member as set forth in Section 3.4(a).
          “Capital Call” shall have the meaning given to it in Section 3.2(a).
          “Capital Contributions” of a Member shall mean the amount of cash and fair market value of property (net of liabilities to which such property is subject or assumed by the Company) contributed by such Member to the capital of the Company pursuant to Article 3 hereof.
          “Capital Event” shall mean (i) the sale, exchange, transfer, assignment or other disposition of a Property by the Company (or a direct or indirect subsidiary of the Company) or any portion thereof or interest therein, including, but not limited to, master leases and ground leases for all or substantially all of a Property, but excluding leases for space in a Property, (ii) any financing by the Company (or a direct or indirect subsidiary of the Company) secured by a Property or any portion thereof or a direct or indirect interest therein (other than the financing obtained to acquire a Property), or any refinancing of any indebtedness of the Company (or a direct or indirect subsidiary of the Company) secured by a Property or any portion thereof or a direct or indirect interest therein (collectively, a “Refinancing”), (iii) the condemnation or deed in lieu of condemnation of a Property or any portion thereof, (iv) any casualty with respect to a Property or any portion thereof, or (v) any other similar transaction which is, in accordance with generally accepted accounting principles in the United States, treated as a capital or financing transaction.
          “Capital Proceeds” shall mean the sum of (a) net proceeds received by the Company from a Capital Event and (b) any reduction in reserves previously established from Capital Proceeds, less the sum of (x) all costs and expenses incurred in connection therewith (including without limitation any disposition fees payable to the Members pursuant Section 5.14 below), (y) the principal and interest on any indebtedness of the Company or secured in whole or in part by a Property or a portion thereof or direct or indirect interest therein which is then required to be and is paid, in whole or part, with such proceeds, and (z) any reserves established therefrom by the Manager in its sole but reasonable discretion.
          “Cash Flow” in any fiscal period shall mean the sum of (a) the cash receipts of the Company during such period from all operating sources other than Capital Contributions, Capital Proceeds and unapplied tenant security and other similar deposits, and (b) any reduction in reserves established from such receipts in prior fiscal periods; less the sum of (x) all cash disbursements for operations of the Company during such fiscal period, including without limitation, disbursements for operating, development and construction expenses (including capital expenditures, repairs and maintenance items) and debt service, but excluding cash disbursements paid out of Company reserves and Capital Contributions and Capital Proceeds and distributions to the Members, and (y) any cash set aside from such receipts for any reserves in such fiscal period deemed necessary by the Manager in its sole but reasonable discretion.
          “Certificate of Conversion” means the certificate of conversion for CRTP OP LP to convert CRTP OP LP from a limited partnership to a limited liability company.
          “Certificate of Formation” means the certificate of formation for the Company, and any amendments thereto.
          “Chase Financing” shall mean the combination of mortgage loans, mezzanine loans and preferred equity investments made or arranged by JPMorgan Chase Bank, N.A.
          “Chase Financing Expenses” shall mean fees and expenses incurred by G&I V REIT and G&I V REIT’s indemnity obligations in connection with Chase Financing.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Colonial” shall have the meaning given to it in the Preamble, and shall include any Person who or which, at the time of reference thereto, is a permitted assignee of all or part of the interest of such Member and has been admitted to the Company as a new Member or Substituted Member.
          “Colonial Financing” shall mean the non-recourse first mortgage financing secured by the Sale Properties.
          “Colonial Financing Expenses” shall mean fees and expenses incurred by the Company in connection with the Colonial Financing.
          “Colonial Management Agreement” shall mean a property management agreement for a Property by and between the applicable title holding subsidiary of the Company and the Colonial Property Manager in the form annexed hereto as Exhibit B.
          “Colonial Person” shall mean Colonial or Colonial REIT or any Affiliate of Colonial or Colonial REIT.
          “Colonial Property Manager” shall mean (i) Colonial Properties Services, Inc. or (ii) an Affiliate of Colonial who is reasonably acceptable to Manager and who, at the time of reference thereto, has been designated pursuant to both the terms hereof and any Colonial Management Agreement, or any successor thereto, as the property manager of the applicable Property and who has a creditworthiness substantially similar or greater than the creditworthiness of Colonial Properties Services, Inc. as of the date of this Agreement.
          “Colonial REIT” shall mean Colonial Properties Trust, an Alabama real estate investment trust.
          “Common Unit” shall mean a Membership Unit that is not a Preferred Unit.

          “Company” shall mean CRTP OP LLC, a Delaware limited liability company and any successors thereto.
          “Company Merger” shall have the meaning given to it in the Preamble.
          “Company Minimum Gain” shall mean “partnership minimum gain” as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.
          “Competitive Property” shall have the meaning given to it in Section 2.6.
          “CRT” shall have the meaning given to it in the Preamble.
          “CRT/DRA Merger” shall have the meaning given to it in the Preamble.
          “Deadlock Notice” shall have the meaning given to it in Section 7.11(k).
          “Default Amount” shall have the meaning given to it in Section 3.2(b).
          “Default Capital Contribution” shall have the meaning given to it in Section 3.2(b).
          “Default Capital Contribution Balance” shall mean, for each Member, the cumulative Default Capital Contributions of that Member, less the cumulative distributions to that Member in return thereof under Section 8.2(d).
          “Default Preferred Return” shall have the meaning given to it in Section 3.2(c).
          “Default Preferred Return Balance” of any Member shall mean, at any particular time, the Default Preferred Return earned as of that date, reduced by the aggregate amount of all prior distributions made to such Member under Sections 8.1(b) and 8.2(c).
          “Development” shall have the meaning given to it in Section 3.2(d).
          “Development Notice” shall have the meaning given to it in Section 3.2(d).
          “DRA” shall have the meaning given to it in the Preamble, and shall include any Person who or which, at the time of reference thereto, is a permitted assignee of all or part of the interest of such Member and has been admitted to the Company as a new Member or Substituted Member.
          “DRA Person” shall mean DRA or any Affiliate of DRA.
          “Election Notice” shall have the meaning given to it Section 7.11.
          “Election Period” shall have the meaning given to it Section 7.11.
          “Escrow Agent” shall mean a nationally recognized title insurer selected by the Manager.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “Excess Nonrecourse Liabilities” shall have the meaning set forth in Section 1.752-3(a)(3) of the Treasury Regulations.
          “Failing Member” shall have the meaning given to it in Section 3.2(b).
          “GAAP” shall mean generally accepted accounting principals of the United States, consistently applied.
          “Guaranteeing Party” shall have the meaning given to it in Section 3.7.
          “Guaranteed Obligation” shall have the meaning given to it in Section 3.7.
          “G&I V REIT” shall have the meaning given to it in the Preamble.
          “Hold Property” shall mean those properties owned by the Company (directly or through direct or indirect subsidiaries) and identified on Exhibit H attached hereto.
          “Liquidation” shall mean the earlier of (i) the date upon which the Company is terminated or (ii) the date upon which the Company ceases to be a going concern.
          “Losses” for any period shall mean the excess, if any, of all items of loss, deduction and expense of the Company over all items of income and gain of the Company for such period, determined according to Section 3.5.
          “Major Decision” shall have the meaning given to it in Section 5.4.
          “Management Offer” shall have the meaning given to it in Section 5.2(e).
          “Manager” shall mean DRA or any Affiliate of DRA who or which, at the time of reference thereto, has been designated pursuant to the terms hereof as the manager of the Company, or any other Person that becomes the “Manager” in accordance with the terms of Section 5.11.
          “Maximum Salary Reimbursement Amount” shall have the meaning given to it in Section 5.2(a).
          “Member Nonrecourse Debt” shall have the meaning set forth for “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Treasury Regulations.
          “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt that is equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

          “Member Nonrecourse Deductions” shall have the meaning set forth for “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.
          “Members” shall mean DRA and Colonial, and any Persons who or which, at the time of reference thereto, have been admitted to the Company as members of the Company, including a Substituted Member, in accordance with the terms of this Agreement. Reference to a “Member” shall mean any of the Members as the context requires. Unless otherwise specified, references to the “Members” shall mean only Members that hold Common Units in their capacity as holders of Common Units.
          “Membership Interest” shall mean the interest of a Member in the Company, including the right of such Member in the capital, Profits and Losses of, and distributions from, the Company, and the right of such Member to any and all benefits to which such Member may be entitled under this Agreement. Membership Interest may be expressed as a number of Membership Units. Unless otherwise specified, references to the “Membership Interest” shall mean only the Membership Interest corresponding to the Common Units.
          “Membership Unit” shall mean a fractional undivided share of a class or series of Membership Interests. Except as otherwise provided in this Agreement, the Manager may designate the Membership Units, when issued, as Common Units or as Preferred Units, may establish any other class of Membership Units, and may designate one or more series of any class of Membership Units.
          “Merger Agreement” shall have the meaning given to it in the Preamble.
          “Merger Expenses” shall mean expenses for the costs of certain deposits, commitment fees, rate lock fees, due diligence costs (including travel expenses incurred in connection therewith) and various other expenses incurred by the Company (including amounts reimbursed by the Company to the Members pursuant to Section 5.3) in connection with entering into the Merger Agreement and the consummation of the Merger Transactions, which Merger Expenses shall include, but not be limited to, (i) litigation costs relating to the Merger Transactions, (ii) the Chase Financing Expenses, (iii) the Colonial Financing Expenses, and (iv) the Ravinia and ACP Financing Expenses.
          “Merger Transactions” shall mean the transactions contemplated by the Merger Agreement and all transactions relating thereto, including the Company Merger.
          “Non-Failing Member” shall have the meaning given to it in Section 3.2(b).
          “Non-Guaranteeing Member” shall have the meaning given to it in Section 3.7.
          “Non-Manager Member” shall have the meaning given to it in Section 7.11(k).
          “Nonrecourse Deductions” shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

          “Nonrecourse Liability” shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.
          “Non-Reimbursed Salary Amounts” shall have the meaning given to it in Section 5.2(a).
          “Non-Selling Member” shall have the meaning given to it in Section 7.10(b).
          “Notice” shall have the meaning given to it in Section 13.1.
          “Offer Price” shall have the meaning given to it in Section 7.10(b).
          “Offering Member” shall have the meaning given to it in Section 7.11.
          “Offering Member Failure to Close” shall have the meaning given to it in Section 7.11.
          “Operating Plan” shall have the meaning given to it in Section 5.4.
          “Original Agreement” shall have the meaning given to it in the Preamble.
          “Permitted Colonial Assignee” shall have the meaning given to it in Section 7.4(b).
          “Permitted DRA Assignee” shall have the meaning given to it in Section 7.4(b).
          “Percentage Interests” shall mean (a) eighty-five percent (85%) in the case of DRA and (b) fifteen percent (15%) in the case of Colonial, as such percentages may be adjusted from time to time pursuant to the terms hereof.
          “Person” shall mean any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators and assigns thereof, where the context so requires.
          “Preferred Capital Contribution Balance” shall mean, for each Member, the cumulative Capital Contributions of that Member with respect to Preferred Units (the $25 per Preferred Unit liquidation preference), less the cumulative distributions to that Member in return thereof under Section 8.2(b).
          “Preferred Return” of any Member shall mean the cumulative preferential cash distributions with respect to any Preferred Units held by the Member, as described initially with respect to Series A Preferred Units on Attachment G.
          “Preferred Return Balance” of any Member shall mean, at any particular time, the Preferred Return earned as of that date, reduced by the aggregate amount of all prior distributions made to such Member under Sections 8.1(a) and 8.2(a).

          “Preferred Unit” shall mean Series A Preferred Units, Series B Preferred Units and any other Membership Unit issued from time to time that is specifically designated by the Manager at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to the Common Units, all as determined by the Manager, subject to the provisions of this Agreement.
          “Pro Rata Basis” shall mean, with respect to the sale of a Selling Party’s Membership Interest pursuant to Section 7.10, that each Member shall sell a percentage of the total Membership Interests being sold to the buyer equal to the percentage that such Member’s Membership Interest in the Company bears to the sum of the total Membership Interests of the Members in the Company.
          “Profits” for any period shall mean the excess, if any, of all items of income and gain of the Company over all items of Loss, deduction and expense of the Company for such period, determined in accordance with Section 3.5.
          “Projected Management Fee Base” shall have the meaning given to it in Section 5.2(c).
          “Properties” shall mean, from time to time, (i) those properties owned by the Company (directly or through direct or indirect subsidiaries) and identified on Exhibit A attached hereto, (ii) those properties acquired by the Company (directly or through direct or indirect subsidiaries) before or after the consummation of the Merger Transactions, in each case for so long as owned by the Company, and (iii) improvements thereon, hereditaments and appurtenances thereto, development rights and all tangible and intangible property used in connection therewith. “Property” shall refer to any of the Properties as the context requires.
          “Put Member” shall have the meaning given to it in Section 7.12.
          “Put Notice” shall have the meaning given to it in Section 7.12.
          “Put Option” shall have the meaning given to it in Section 7.12.
          “Put Price” shall have the meaning given to it in Section 7.12.
          “Put Triggering Event” shall mean the occurrence of an event described in either Section 5.2(c) or Section 5.11 entitling a Member to elect to have its entire Membership Interest purchased pursuant to the provisions of Section 7.12.
          “Ratable Share” shall mean, with respect to any amount, the applicable Member’s Percentage Interest times such amount.
          “Ravinia” shall mean the Property known as Ravinia Center, Atlanta, Georgia.
          “Ravinia and ACP Financing” shall mean the combination of mortgage loans, mezzanine loans and preferred equity investments secured by direct or indirect interests in Ravinia and ACP.

          “Ravinia and ACP Financing Expenses” shall have the meaning given to it in Section 3.8(a).
          “REIT” shall mean a “real estate investment trust” within the meaning of Section 856 of the Code.
          “Refinancing” shall have the meaning described above in the definition of “Capital Event.”
          “Rejection Notice” shall have the meaning described in Section 7.10(c).
          “Response” shall have the meaning given to it in Section 7.11(k).
          “Responding Member” shall have the meaning given to it in Section 7.11(a).
          “Responding Member Failure to Close” shall have the meaning given to it in Section 7.11(d).
          “Response Period” shall have the meaning given to it in Section 7.10(c).
          “Right of First Offer” shall have the meaning given to it in Section 7.10(a).
          “Salary Amounts” shall have the meaning given to it in Section 5.2(a).
          “Sales Notice” shall have the meaning given to it in Section 7.10(b).
          “Sale Properties” shall mean those Properties identified on Exhibit C attached hereto and owned by the Company. “Sale Property” shall refer to any of the Sales Properties as the context requires.
          “Section” shall mean a section of this Agreement unless otherwise indicated.
          “Section 704(c) Residual Gain” shall mean the excess, if any, of (i) the amount of gain that would be allocated to a Member under Section 704(c) of the Code (or under the principles of Section 704(c) of the Code in connection with a revaluation of Company property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and (g)) on a sale of Company property for Book Value, over (ii) the amount of gain that would be allocated to a Member under Section 704(c) of the Code (or under the principles of Section 704(c) of the Code in connection with a revaluation of Company property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and(g)) on a sale of Company property for an amount equal to the Nonrecourse Liabilities that secure such property.
          “Sellco” shall mean DRA CRT TRS Corp., a Delaware corporation.
          “Selling Party” shall have the meaning given to it in Section 7.10(b).
          “Sell-Out Price” shall have the meaning given to it in Section 7.11.

          “Series A Preferred Stock” shall have the meaning given to it in Section E of the Attachment G.
          “Series A Preferred Unit Distribution Payment Date” shall have the meaning given to it in Section B(i) of the Attachment G.
          “Series A Preferred Units” shall have the meaning given to it Section 3.2(e).
          “Series B Preferred Units” shall have the meaning given to it Section 3.2(e).
          “Statement” shall have the meaning given to it in Section 7.11(k).
          “Substituted Member” shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 7.5.
          “Tag Along Notice” shall have the meaning given to it in Section 7.10(c).
          “Third-Party Purchaser” shall have the meaning given to it in Section 7.10(h).
          “Third-Party Offeror” shall have the meaning given to it in Section 7.8.
          “Transfer” shall have the meaning given to it in Section 7.4(a).
          “Treasury Regulations” shall refer to the United States Department of Treasury Income Tax Regulations promulgated under the Code, including proposed regulations, as may be amended from time to time.
          “Upstream REITs” shall mean DRA Affiliates and Colonial Affiliates that have elected to qualify as a REIT.
          “UPREIT Restructuring” shall have the meaning given to it in the Preamble.
          “Valuation Amount” shall have the meaning given to it in Section 7.11(a).
          “Without Cause” shall have the meaning given to it in Section 5.2(c).
          The definitions in this Article 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
ARTICLE 2.
FORMATION; PURPOSES; REPRESENTATIONS
     2.1. Formation. The Company was formed as a limited partnership and was later converted to a limited liability company by the filing of the Certificate of Conversion and the filing of the Certificate of Formation. The Company shall be operated as a limited liability company under the terms of this Agreement and the Act. To the extent the terms of this

Agreement differ from the provisions of the Act, the terms of this Agreement shall control except with respect to provisions of the Act that cannot be waived or varied by a limited liability company agreement.
     2.2. Name and Principal Place of Business. The Company shall conduct its business and promote its purpose under the name “CRTP OP LLC”, or such other name or names as the Manager hereinafter from time to time may select upon prior written notice to the Members, provided that the Company may not conduct business under a name which includes “Colonial” unless consented to by Colonial in writing. The Company’s principal office for the transaction of business shall be maintained at c/o DRA Advisors LLC, 220 East 42nd Street, New York, New York 10017, or such other place or places as the Manager hereinafter from time to time may select upon prior written notice to the Members.
     2.3. Purposes. Except as otherwise expressly provided herein, the purposes of the Company shall be (a) to acquire, own, lease, manage, operate, develop, redevelop, improve, invest in, finance, sell, exchange, dispose of and otherwise deal with direct or indirect interests in the Properties and (b) to conduct such other business activities and operations as are consistent with and reasonably related to the foregoing purposes.
     2.4. Term. The term of the Company shall continue in perpetuity, unless the Company is earlier dissolved and its affairs wound up pursuant to the laws of the State of Delaware or Section 11.1.
     2.5. Registered Office and Registered Agent. The registered office of the Company in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808 and the registered agent for service of process shall be Corporation Service Company at such address.
     2.6. Competitive Transactions.
          (a) Except as provided in subsection (b) below, nothing contained in this Agreement shall be construed so as to prohibit any Member or Manager, any Affiliate of, or any director, officer, employee, advisor, partner or other person or entity related to, any Member or Manager from owning, operating or investing in any real estate or real estate development not owned or operated by the Company, wherever located and whether or not the same competes with the Properties and neither the Company nor any Member or Manager or any Affiliate or entity related to any of them shall have any rights by virtue of this Agreement in and to said independent ventures or to the income or profits derived therefrom.
          (b) No Member or Affiliate of a Member may solicit or seek to entice any tenant or occupant of space at any Property, or any Person negotiating for space at any Property, to lease space at an office property not owned, directly or indirectly, by the Company which is located within three and one-half (3.5) miles of such Property (any such office property, a “Competitive Property”); provided, however, that any Member or Affiliate of a Member may negotiate with, or lease space in a Competitive Property to, any tenant or occupant of space at a Property who initiates the inquiry about leasing space at such Competitive Property or responds to general advertising about the availability of space at such Competitive Property so long as such Member or Affiliate of a Member uses good faith efforts to show such prospective tenants available space at the Property as well as at the Competitive Property consistent with such prospective tenants’ stated needs.
     2.7. No Member Responsible for Others’ Commitments. No Member or the Company shall be responsible or liable for any indebtedness or obligation of any other Member incurred either before or after the execution of this Agreement, except as provided herein or pursuant to written assignment and assumption agreements, and each Member indemnifies and agrees to hold the other harmless from such unassumed obligations and debts.
     2.8. Representations by Members
          (a) DRA, G&I V REIT, Colonial and Colonial Realty Limited Partnership each represents and warrants, as of the date of this Agreement, to the others that, as to such party, (i) the execution and delivery of this Agreement has been duly authorized by all corporate, partnership, limited liability company, real estate investment trust or similar action, as applicable, (ii) it has all necessary power with respect to the execution and delivery of this Agreement and the performance of its obligations hereunder, (iii) the execution and delivery of this Agreement will not (and with the giving of notice or lapse of time or both would not) result in a breach or violation of, or a default or loss of contractual benefits under, its or its Affiliates’ charter, by-laws, partnership agreement or limited liability company agreement or any material agreement by which it or its Affiliates or any of their properties are bound, or any statute, regulation, order or other law to which it or any of its properties are subject, or give rise to a lien or other encumbrance upon any of its properties or assets, except where such breach would not materially affect its ability to perform its obligations under this Agreement, (iv) this Agreement is a valid and binding agreement on the part of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general equitable principles, and (v) it is not a foreign person as that term is defined in Section 1445 of the Code.
          (b) In addition to the representations and warranties set forth in Section 2.8(a), DRA hereby represents and warrants, as of the date of this Agreement, to Colonial as follows:
          (i) DRA is a corporation duly formed and validly existing under the laws of the State of Delaware and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.
          (ii) There is no petition in Bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against DRA or its members.
          (iii) The execution and the delivery of this Agreement is not subject to any requirement that DRA obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in any case or in the aggregate, if not obtained or made would have an adverse effect, financial or otherwise, on the business or property of the Company or render such execution, delivery or consummation illegal or invalid, or would constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the Company’s properties.
          (c) In addition to the representations and warranties set forth in Section 2.8(a), Colonial hereby represents, warrants and covenants, as of the date of this Agreement, to DRA as follows:
          (i) Colonial is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.
          (ii) There is no petition in Bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against Colonial or its members.
          (iii) The execution and the delivery of this Agreement is not subject to any requirement that Colonial obtain any consent, approval or authorization of, or make any declaration or filing with, any governmental authority or third party which has not been obtained or which, in any case or in the aggregate, if not obtained or made would have an adverse effect, financial or otherwise, on the business or property of the Company or render such execution, delivery or consummation illegal or invalid, or would constitute a default under, or result in the creation of, any lien, charge or encumbrance upon any of the Company’s properties.
          (iv) Colonial is a wholly-owned subsidiary of Colonial Realty Limited Partnership. Colonial Realty Limited Partnership controls all decisions of Colonial.
          (d) In addition to the representations and warranties set forth in Section 2.8(a), G&I V REIT hereby represents and warrants, as of the date of this Agreement, to Colonial as follows:
          (i) G&I V REIT is a real estate investment trust duly formed and validly existing under the laws of the State of Maryland and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.
          (ii) There is no petition in Bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against it.

          (e) In addition to the representations and warranties set forth in Section 2.8(a), Colonial Realty Limited Partnership hereby represents and warrants, as of the date of this Agreement, to DRA as follows:
          (i) Colonial Realty Limited Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has the power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby.
          (ii) There is no petition in Bankruptcy or any petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S. Bankruptcy Code or any state law filed by or against or threatened to be filed by or against it.
ARTICLE 3.
MEMBERS’ CAPITAL CONTRIBUTIONS AND OTHER OBLIGATIONS
     3.1. Initial Capital Contributions. The Members have made, as of the date of this Agreement, Capital Contributions to the Company, as reflected in the Company’s books and records, in the aggregate amounts set forth on Schedule I attached hereto, which amount includes, but is not limited to, the amount on account of the Merger Expenses, the consideration payable in the CRT/DRA Merger and the contributions made prior to and pursuant to the UPREIT Restructuring.
     3.2. Additional Capital Contributions.
          (a) The Members acknowledge that the Company may need additional funds from time to time in excess of the amounts contributed by the Members pursuant to Section 3.1 in order to accomplish the purposes set forth in Article 2. In the event that the Manager determines in its reasonable discretion that additional capital is required, it shall send a written notice (the “Call Notice”) to each Member stating the aggregate amount of the additional capital required (the “Capital Call”) and the purpose for which such additional capital is required. Each Member shall within five (5) Business Days from the date of the Call Notice (the “Call Period”) contribute to the Company in cash its Ratable Share of the Capital Call.
          (b) If a Member fails to contribute an amount (the “Default Amount”) equal to its Ratable Share of the Capital Call within the Call Period (the “Failing Member”), and if any other Member (the “Non-Failing Member”) has made its entire required contribution, then, subject to the provisions of Section 3.2(d), each of the Non-Failing Members may at the Non-Failing Member’s option, but need not, (i) elect to withdraw from the Company its most recent Capital Contribution made pursuant to Section 3.2(a), in which case the Company shall promptly repay the amount of such withdrawn contribution to the Non-Failing Member, or (ii) advance the amount of the additional Capital Contribution in an amount equal to the Default Amount (a “Default Capital Contribution”). Each Non-Failing Member shall have the right to make the Default Capital Contribution in an amount equal to the Default Amount multiplied by the Non-Failing Member’s Ratable Share divided by the sum of the Ratable Shares of all Non-Failing Members that agree to make such Default Capital Contribution, or in such other proportion as the

Non-Failing Members shall agree. The payment of a Default Capital Contribution shall not modify the Percentage Interests of the Members.
          (c) In the event any Non-Failing Member elects pursuant to Section 3.2(b)(ii) to make a Default Capital Contribution to the Company, then the Default Capital Contribution made by such Non-Failing Member shall be entitled to a preferred return (the “Default Preferred Return”) on such Non-Failing Member’s Default Capital Contribution Balance at a rate of fifteen percent (15%) per annum, compounded monthly.
          (d) If the Manager proposes that the Company acquire a new Property (an “Acquisition”) or develop any of the Properties identified on Exhibit F attached hereto (a “Development”), the Manager shall send a notice (an “Acquisition Notice” or “Development Notice”, as the case may be) to Colonial describing the Acquisition or Development, as the case may be, and providing a good faith estimate of the anticipated costs and possible sources and terms for the required equity and/or debt financing. Colonial shall, within fifteen (15) days from the date of the Acquisition Notice or Development Notice, elect whether or not to participate in such Acquisition or Development. If Colonial does not timely elect in writing to participate in such Acquisition or Development, it shall be deemed to have declined to participate in the Acquisition or Development. If Colonial elects to participate in an Acquisition or Development, the Manager shall have the right to cause the Company to take such actions as are necessary to consummate the Acquisition or Development (whether or not such actions are consistent with the terms of the Acquisition Notice or Development Notice) and DRA and Colonial shall each be required to contribute its Ratable Share of each Capital Call in connection with the Acquisition or Development within the Call Period (whether or not such capital requirements are consistent with the terms of the Acquisition Notice or Development Notice). If Colonial elects not to participate in an Acquisition or Development, then (a) in the case of an Acquisition, DRA or any Person designated by DRA shall have the right to acquire the property which was the subject of the Acquisition Notice and neither the Company, Colonial nor any Colonial Person shall have any rights or liabilities with respect to such property and (b) in the case of a Development, DRA shall have the authority, subject to any contractual restrictions, to cause the Company (or the applicable subsidiary of the Company) to transfer the Property or the Company’s direct or indirect interest in such Property, as determined by DRA, to a Person designated by DRA and, in such event, DRA shall pay to Colonial an amount equal to fifteen percent (15%) of the value of the Company’s interest allocated to such Property as of the date of this Agreement, less any debt encumbering the Property or the Company’s interest therein and neither the Company, Colonial nor any Colonial Person shall have any further rights or liabilities with respect to such Property and its development arising from and after such transfer. Colonial acknowledges and agrees that it will not have any rights or claims against the Company in connection with such Acquisition or Development, whether or not the Acquisition or Development was consummated in a manner consistent with the Acquisition Notice or Development Notice. In the event the transfer of the Property or the Company’s interest in such Property is not permitted due to restrictions in an agreement encumbering such Property or the Company’s interest in such Property, the Company shall take all reasonable steps available to treat the Company’s interest as having been transferred to the Person designated by DRA. In the event that any Member fails to contribute its Ratable Share of a Capital Call in connection with an Acquisition or Development by the Company, and such failure continues for thirty (30) days after notice by the Manager, the non-defaulting Member shall have the right, in addition to any other rights available to the non-

defaulting Member, to cause the Company to transfer for no consideration all of the Company’s right, title and interest in and to such Acquisition or Development to any Person designated by such non-defaulting Member, and neither the Company or the defaulting Member shall have any rights or liabilities with respect to such Acquisition or Development.
          (e) The Company shall not issue any additional Membership Interests, other than Preferred Units issued in accordance with the provisions of this Section (including, Series A Preferred Units and Series B Preferred Units to correspond to a class of preferred stock that DRA may issue to accommodation stockholders in exchange for a cash contribution to the Company), without the consent of each Member. In the event that the Manager determines that it is in the best interests of the Company to issue one or more series of Preferred Units that entitle the holder to receive non-participating dividends at a fixed rate in preference to the Common Units held by the Members and to receive an amount in liquidation equal to the amount paid to purchase such Preferred Units plus accrued and unpaid dividends in preference to the distributions payable to the Members, without any other participation rights, the Manager shall first afford each Member the opportunity to subscribe for its Ratable Share (and any portion of the Ratable Share of any other Member that does not elect to subscribe to its full Ratable Share) of such additional Preferred Units on the same terms as the Manager proposes to offer such Preferred Units to such other Person, by furnishing each Member with a notice of the terms of such proposed issuance and the proposed use of the proceeds thereof; provided, however, that the Manager shall have the right to authorize and issue Series A Preferred Units and Series B Preferred Units without offering the Members an opportunity to subscribe for such Preferred Units. The Members shall, within fifteen (15) days after the date of such notice, elect whether or not to subscribe for such Preferred Units. If a Member does not timely elect in writing to subscribe, it shall be deemed to have declined to subscribe and the Manager shall be entitled to cause the Company to issue such Preferred Units substantially on the terms set forth in such notice within one hundred and twenty (120) days after the date of such notice without again complying with the provisions of this Section. Upon consummation of the UPREIT Restructuring and the Merger Transactions, the Company has issued to DRA 2,990,000 units of 8 1/2% Series A Cumulative Redeemable Preferred Membership Units (“Series A Preferred Units”), the terms and conditions of which are set forth in Attachment G attached hereto and made part hereof, and has reserved for issuance Series B Cumulative Redeemable Preferred Membership Units (“Series B Preferred Units”).
     3.3. Interest and Right to Property. Except as provided herein, (i) no Member shall be paid interest on any Capital Contribution, nor shall any Member have the right to take and receive property other than cash in return for its Capital Contribution and (ii) no Member shall receive any salary or draw with respect to its Capital Contribution or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member.
     3.4. Capital Accounts.
          (a) A separate capital account (“Capital Account”) shall be maintained in accordance with the following provisions:
          (i) To each Member’s Capital Account there shall be credited (x) such Member’s Capital Contributions to the Company, (y) such Member’s distributive share of

Profits, and any items in the nature of income or gain that are specially allocated pursuant to Article 9 (other than Sections 9.1(c) or 9.1(d)), and (z) the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to said Member.
          (ii) To each Member’s Capital Account there shall be debited (x) the amount of cash and the fair market value of any Company property (net of any liabilities to which such property is subject or assumed by the Member) distributed to such Member pursuant to any provision of this Agreement, (y) such Member’s distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Article 9 (other than Sections 9.1(c) or 9.1(d)), and (z) the amount of any liability of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
          (b) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.
          (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations, including the making of adjustments required or permitted by such Treasury Regulations in addition to those specified in 3.4(a). In the event that the Accountants determine that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, they shall recommend to the Manager that such modification be made. The Manager shall make such modification if such modification shall not have a material effect on the amounts distributable to any Member. The Manager may, upon the sale or other issuance of Membership Interests, the making of additional Capital Contributions, or at such other times as is permitted by Treasury Regulations Section 1.704-1(b)(2)(iv), adjust the Book Value of the Company’s assets pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect their then fair market value, and in such event the Capital Account of each Member shall be adjusted to reflect that Member’s share of unrealized gain or loss, as provided in Article 9, as if such property had been sold for its then fair market value as determined by the Manager.
     3.5. Computation of Amounts. For purposes of computing the amount of any item of Profit or Losses to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for Federal income tax purposes; provided that:
          (a) any income that is exempt from Federal income tax shall be added to such taxable income or losses;
          (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code, or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-l(b)(2)(iv)(i) of the Treasury Regulations, shall be subtracted from such taxable income or losses;

          (c) if the Book Value of any property of the Company is adjusted pursuant to Section 1.704-l(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts) of the Treasury Regulations, the amount of such adjustment shall be taken into account as Profit or Losses, from the disposition of such property;
          (d) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value, and
          (e) the computation of all items of Profit and Losses shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of property of the Company pursuant to such election is reflected in Capital Accounts pursuant to Section 1.704-1(b)(2)(iv) of the Treasury Regulations.
     3.6. No Withdrawal from Capital Accounts. Except as otherwise expressly provided herein, no Member shall be permitted to make any withdrawals from its Capital Account.
     3.7. Guarantee Obligation. If any Member or an Affiliate of any Member enters into a guaranty of a loan or other indemnity obligation (the “Guaranteed Obligation”) in favor of a lender of the Company or a subsidiary of the Company with the consent of the Members (the “Guaranteeing Party”), including without limitation the guaranty or letter of credit issued by G&I V REIT in connection with the Ravinia and ACP Financing as described below in Section 3.8(a), any Member who is not a Guaranteeing Party or an Affiliate of a Guaranteeing Party (a “Non-Guaranteeing Member”) shall be responsible for its Ratable Share of the Guaranteed Obligation, except that no Member shall be responsible for misfeasance or malfeasance attributable to the actions or inactions of another Member or its Affiliates. If the Company is unable or does not pay any such Guaranteed Obligation when such Guaranteed Obligation becomes due and payable, the Guaranteeing Party shall provide written notice of such non-payment to the Non-Guaranteeing Member as soon as practicable after becoming aware of such non-payment. If, thereafter, the Guaranteeing Party pays all or a portion of the Guaranteed Obligation either (a) with the consent of the other Member or (b) because, in its reasonable determination, the Guaranteeing Party is required to make such payment, then the Non-Guaranteeing Member shall reimburse the Guaranteeing Party the Non-Guaranteeing Member’s Ratable Share of the amount paid within ten (10) days of written demand. If, within such ten (10) day period, the Non-Guaranteeing Member (or its Affiliate) has not paid its share of the portion of the Guaranteed Obligation paid by the Guaranteeing Party, then the Company (and the Guaranteeing Party shall have the authority to so cause the Company to act) shall pay to the Guaranteeing Party from the Cash Flow and Capital Proceeds that are distributable to the Non-Guaranteeing Party the amounts payable to the Guaranteeing Party under this Section 3.7 (such amounts shall be treated as first having been distributed to the Non-Guaranteeing Member and then paid to the Guaranteeing Party). Any amounts paid by the Guaranteeing Party shall accrue interest at a rate of fifteen percent (15%) per year commencing ten (10) days after the later of (x) the date such amounts have been paid and (y) the date on which the Guaranteeing Party notified the Non-Guaranteeing Member of the amount paid on account of the Guaranteed Obligation. Notwithstanding anything in this Agreement to the contrary, the terms of this Section 3.7 shall not apply to a guaranty entered into by Colonial Realty Limited Partnership in connection with the Colonial Financing.
     3.8. Reimbursement and Repayment Obligations.
          (a) The Company shall indemnify and hold G&I V REIT harmless from and against any losses, claims, damages and liabilities to which G&I V REIT may become subject arising out of or in connection with the loan commitment letter or the indemnity made by G&I V REIT therein. In connection with the Ravinia and ACP Financing, the Company shall reimburse G&I V REIT for any and all amounts paid by G&I V REIT in connection with such guaranty and/or letter of credit and no distributions of Cash Flow or Capital Proceeds to the Members shall be permitted at any time amounts are due and payable under such reimbursement agreement (“Ravinia and ACP Financing Expenses”).
          (b) Notwithstanding anything in the foregoing to the contrary, upon the sale of (A) all of Colonial’s Membership Interests pursuant to either Sections 7.8, 7.10 or 7.12 of this Agreement or, to the extent DRA is the Offering Member, Section 7.11 of this Agreement or (B) all or substantially all of the assets of the Company, the Company shall repay in full all outstanding indebtedness (including accrued but unpaid interest) incurred by the Company in connection with the Colonial Financing.
ARTICLE 4.
SPECIAL POWER OF ATTORNEY
     4.1. Grant of Power of Attorney. Each Member, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Manager as its true and lawful attorney-in-fact, with power and authority in its name, place and stead, to make, execute, sign, acknowledge and file on behalf of each of them and on behalf of the Company (provided such actions shall not diminish such Member’s rights or increase such Member’s obligations hereunder):
          (a) Such Certificates of Formation as may be required or permitted pursuant to the provisions of this Agreement or by law;
          (b) Such amendments to the Certificate of Formation as the Manager shall reasonably deem necessary or desirable consistent with this Agreement; and
          (c) All instruments, documents and certificates which may be deemed necessary or desirable by the Manager to effect the termination of the Company after its dissolution as provided in this Agreement.
     4.2. Terms of Grant. The foregoing appointment:
          (a) Is irrevocable and shall be deemed to be a special power coupled with an interest in recognition of the fact that the Members will be relying upon the power of the Manager to act as contemplated by this Agreement in such execution, acknowledgment and filing and such other actions by the Manager on behalf of each Member;

          (b) Shall survive the dissolution or Bankruptcy of any Member granting the same and the transfer, by operation of law or otherwise, by any such granting Member of the whole or any part of its interest in and to the Company, its capital, profits or losses hereunder; and
          (c) May be exercised by the Manager on behalf of each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a single signature of the Manager, as attorney-in-fact for all of them.
     4.3. Separate Form. The foregoing appointment is self operative but, in confirmation thereof, each Member hereby agrees to execute, acknowledge and deliver to the Manager, promptly upon request therefor by the Manager, a power of attorney in recordable form satisfactory to the Manager evidencing the foregoing appointment.
ARTICLE 5.
MANAGEMENT OF THE COMPANY
     5.1. Duties and Responsibilities of the Manager. Except as otherwise expressly provided herein and subject to the limitations contained in Sections 5.4 and 5.12, the Manager shall have the exclusive right and power to manage, operate and control the Company in accordance with the terms hereof and the Act, which right and power shall include, without limitation, the right and power:
          (a) To perform the obligations provided elsewhere in this Agreement to be performed by the Manager;
          (b) To make decisions and cause the Company to take actions with respect to the Merger Transactions and the Merger Agreement, including without limitation, to make all elections thereunder or relating thereto, to enforce and defend the Company’s (and its Affiliates’) rights, and to cause the Company (and its Affiliates) to comply with its obligations under and with respect to the Merger Agreement. In that connection, without limiting the foregoing, the Manager may cause the Company and its Affiliates: (i) to grant mortgages (and deeds of trust), pledges and other security interests, and enter into loan documents, indemnities and guaranties evidencing and securing such financings on terms and conditions reasonably approved by the Manager, (ii) to enter into hedge agreements, interest rate cap agreements and other agreements in connection with any acquisition financing obtained by the Company or its Affiliates, and (iii) to create and transfer the Properties or the Company’s interests in Properties to special purpose entities, which are directly or indirectly owned by the Company, with or without independent directors, independent managers and/or springing members. Notwithstanding the foregoing, the Manager shall not, and shall cause the Company or any of its subsidiaries not to, enter into any hedge, interest rate cap or similar agreements after the date of this Agreement in connection with any acquisition financing obtained by the Company or its Affiliates unless such agreements qualify as hedges under applicable accounting rules;
          (c) To create reasonable reserves for capital improvements, tenant improvements, working capital or for the payment of the expenses or anticipated expenses of the Company;

          (d) To open accounts and deposit and maintain funds in the name of the Company in banks, savings and loan associations or trust companies; provided, however, that the Company funds shall not be commingled with the funds of any other Person;
          (e) To take all required action to qualify the Company or its subsidiaries to do business in any state or jurisdiction in which the Manager deems such qualification necessary or advisable;
          (f) To amend this Agreement to reflect the permitted addition or substitution of Members;
          (g) To select the Company’s professionals and take action and make decisions in connection with all accounting and tax matters (except that the designation of the Accountants and the Company’s tax return preparer shall be in accordance with the terms set forth in the definition of “Accountants” in Article 1 and Section 10.4(d), respectively);
          (h) To cause the Company to take any action and make any decision with respect to any agreement between the Company and/or a subsidiary of the Company and a Colonial Person (including, without limitation, to enforce and defend the Company’s (or its Affiliate’s) rights with respect to such agreement);
          (i) To cause the Company or its Affiliate to enter into, modify and terminate management and leasing agreements and other agreements with respect to the Properties and to cause the Company or its Affiliates to take action and make decisions with respect to such agreements including the right to terminate any such agreements;
          (j) To cause the borrowing of money, granting of mortgages (or deeds of trust), granting of pledges or other security interests by the Company or its Affiliates or issuance of preferred equity interests in the Company (subject to the provisions of Section 3.2(e)) or any of the Company’s Affiliates; to cause a prepayment or Refinancing and to cause a recasting, increasing, modification, consolidation or extension any obligation affecting the Company or any Property or any interest therein, and in connection therewith to cause the Company and its Affiliates to enter into any documentation relating to any of the foregoing and to create and transfer the Properties or the Company’s interests in Properties to special purpose entities, which are directly or indirectly owned by the Company, with or without independent directors, independent managers and/or springing members;
          (k) To cause the Company or any of its Affiliates to sell, net lease, develop or subdivide any Property (or any portion thereof) and in connection therewith to cause the Company to enter into any documentation relating thereto;
          (l) Except as set forth in Section 5.2(d), to cause the approval and execution of all leases for space at any Property, which rights may be delegated by the Manager to a property manager or any other leasing agent of any Property;
          (m) To approve the annual operating and capital plan for each Property;

          (n) To cause the Company and its subsidiaries to enter into the property management rights agreements in the forms attached hereto as Exhibits D-1, D-2 and D-3, as applicable, and modify and terminate such agreements as may be required from time to time by the ERISA counsel for investors in DRA;
          (o) To adjust, compromise, settle or refer to arbitration any claim in favor of or against the Company or its direct or indirect subsidiaries, or institute, prosecute or defend any legal action or proceeding or any arbitration proceeding for or on behalf of the Company or its direct or indirect subsidiaries; and
          (p) To execute and to cause the Company and its direct or indirect subsidiaries to, acknowledge and deliver any and all instruments necessary or desirable in effectuating the foregoing.
     5.2. Colonial Management Agreements and Employees.
          (a) Concurrently with the closing of the Merger Transactions, the Company caused the title owner of each of the Properties listed on Exhibit E to enter into a Colonial Management Agreement with the Colonial Property Manager. The Colonial Management Agreement for each Property listed on Exhibit E shall provide, among other things, that the Company will reimburse each Colonial Property Manager the Property Salary Expenses (as defined in the Colonial Management Agreements) and the costs of (x) the salaries and benefits (the “Salary Amounts”) of persons employed by it or its Affiliates, to the extent such employees are engaged with respect to such Property in performing the specific functions identified on Exhibit H attached to the Colonial Management Agreement, whether such employees are located on or off site, so long as the Salary Amounts are actually reimbursed to the owner of such Property by the tenants of such Property as operating expense reimbursements plus (y) such additional Salary Amounts which are not reimbursed by the tenants (the “Non-Reimbursed Salary Amounts”) up to the Maximum Salary Reimbursement Amount (as hereinafter defined). The “Maximum Salary Reimbursement Amount” shall mean, for any calendar year, the sum of all Non-Reimbursed Salary Amounts paid by the Company or an Affiliate of the Company under a Colonial Management Agreement up to a maximum of $500,000. The Manager and Colonial shall determine the allocation of such $500,000 limit among the Properties in the event the Non-Reimbursed Salary Amounts for all such Properties exceed $500,000 in a calendar year. If a Colonial Management Agreement for a Property listed on Exhibit E terminates, the $500,000 limit shall be reduced pro rata in proportion to the reduction of the square footage of the Properties listed on Exhibit E managed by the Colonial Property Manager.
          (b) Colonial acknowledges the importance to DRA and the Company that the Colonial Property Managers be properly staffed at all times so that the Colonial Property Managers may perform their obligations under the respective Colonial Management Agreements with diligence and a high degree of skill and care. Colonial also acknowledges that continuing the employment after the closing of the Merger Transactions of many of the property level and corporate level employees involved with the management and operation of the Properties is important to the ongoing smooth and proper management and operation of the Properties listed on Exhibit E. DRA acknowledges that regardless of whether Colonial Property Managers or their Affiliates hired any employees formerly employed by CRT or its Affiliates, any and all severance payments payable to former employees of CRT or any of its Affiliates pursuant to employment, severance or other similar agreements or arrangements between such employee and CRT or such CRT Affiliate shall be expenses of the Company and neither Colonial nor any of its Affiliates shall have any obligations whatsoever with respect to such payments, other than in its capacity as a Member of the Company.
          (c) If Manager terminates Without Cause a Colonial Management Agreement, and following such termination the aggregate management fees that were received under all remaining Colonial Management Agreements (taking into account the prior termination Without Cause of other Colonial Management Agreements) during the twelve calendar months immediately preceding the effective date of such termination is less than seventy-five percent (75%) of the aggregate management fees projected for the first year of the Company’s operation (the “Projected Management Fee Base”), which Projected Management Fee Base is subject to increase or decrease, as the case may be, by the increase or decrease in projected management fees caused solely by the sale or purchase of Properties, then Colonial shall be entitled to elect to have its entire Membership Interest purchased pursuant to the provisions of Section 7.12. A termination “Without Cause” shall mean a termination not for any of the following reasons: fraud, willful misconduct, gross negligence or material breach of an obligation under a Management Agreement which breach has not been cured within thirty (30) days of notice thereof or the Bankruptcy of the Colonial Property Manager.
          (d) Colonial shall have the exclusive power and authority to negotiate leases, and to cause the Company to cause leases to be executed, with respect to space in the Properties in which a Colonial Property Manager is the property manager, on terms and conditions consistent with the leasing guidelines contained in the Operating Plan for such Property approved by Manager from time to time; provided, however, nothing herein shall be deemed authority for Colonial to incur amounts on behalf of the Company other than as expressly set forth in an Operating Plan or to approve leases, without the Manager’s consent, which (i) cover in excess of 5,000 square feet of space, (ii) grant a tenant an option to expand or purchase option, (iii) require landlord to provide any service not typically provided to tenants of similar space at the applicable Property, (iv) are on economic terms not contemplated by the applicable Operating Plan, (v) contain material adverse modifications to a Property’s standard lease form or (vi) violate the terms of any agreement binding the Property, the Company or any Affiliate of the Company. Colonial shall copy Manager on all lease proposals, letters of intent and lease documents sent to and received from prospective tenants.
          (e) Except as provided in Section 5.2(f), provided that Colonial Persons have a Percentage Interest equal to or greater than fifteen percent (15%) (except to the extent reduced as a result of sale of Membership Interests pursuant to Section 7.8 or Section 7.10(d)), and further provided each Colonial Property Manager is substantially in compliance with the terms of all Colonial Management Agreements then in effect, the Company shall not enter into a new property management agreement with respect to any Property that is acquired by the Company or any subsidiary of the Company (excluding any property acquired for development or redevelopment) subsequent to the date of this Agreement (or as to which the existing management agreement with a third party manager expires or terminates after the date of this Agreement), unless the Manager, on behalf of the Company, first offers to Colonial the opportunity for a Colonial Property Manager to manage such Property on substantially the same terms on which the Company intends to offer a third party property manager to manage such Property. Such offer (each a “Management Offer”) shall be made in writing and shall set forth all material terms thereof. Colonial shall accept such Management Offer, if at all, within fifteen (15) days from the date it receives the Management Offer. If Colonial does not accept such Management Offer in writing within such fifteen (15) day period, then it shall be deemed to have declined the Management Offer and the Company shall have the right to enter into a property management agreement with any other third party, provided, however, that if the Company agrees to pay such third party a management fee in excess of one hundred and five percent (105%) of the management fee set forth in the Management Offer, then the Company must submit a revised Management Offer to Colonial and the procedures set forth above shall be repeated. If Colonial accepts the Management Offer then the Company and the Colonial Property Manager shall enter into a property management agreement on the terms set forth in the Management Offer and otherwise consistent with the Colonial Management Agreement. Notwithstanding anything in the foregoing to the contrary, the Company shall be permitted, without having to provide Colonial with a Management Offer, to retain any existing property manager at a Property or hire any party required, in the Manager’s reasonable determination, as part of the acquisition of a new Property, including without limitation a property manager the Company is requested to hire by its joint venture partner, or as the Company may otherwise be contractually obligated.
          (f) Notwithstanding anything to the contrary in Section 5.2(e) above, (i) in the event that the existing third-party manager for either of the Properties known as Las Olas Centre, Fort Lauderdale, Florida and Atlantic Center Plaza, Atlanta, Georgia, desires to terminate the property management agreement for any such Property, the Manager shall cooperate with such third-party manager to effectuate the termination of such agreement in accordance with its terms and (ii) Colonial shall have the right to enter into property management agreements for each such Property for a management fee of 2.5% of the monthly “Gross Income,” as defined in the Colonial Management Agreement, and on terms otherwise consistent with the Colonial Management Agreement.
     5.3. Reimbursement for Company Expenses. The Company shall bear all expenditures incident to its formation. The Manager shall be entitled to reimbursement by the Company for all out-of-pocket expenses reasonably paid or incurred by it in connection with the discharge of its duties and obligations under this Agreement, including without limitation Merger Expenses and expenses incurred by it or any DRA Person in connection with due diligence, negotiation and administration of the Merger Agreement, closing of the Merger Transactions and management of the Company (including travel expenses) or otherwise reasonably paid and incurred by it on behalf of the Company. The Manager shall not be reimbursed for any costs or expenses relating to the general operation of its business. Colonial shall be entitled to reimbursement by the Company for all out-of-pocket expenses reasonably paid or incurred by any Colonial Person in connection with the discharge of its duties and obligations under this Agreement, including without limitation Merger Expenses and expenses incurred by it or any Colonial Person in connection with due diligence, negotiation and administration of the Merger Agreement and closing of the Merger Transactions (including travel expenses) or otherwise reasonably paid and incurred by it on behalf of the Company. Colonial shall not be reimbursed for any costs or expenses relating to the general operation of its business or for any costs or expenses of or incurred by a Colonial Property Manager or its Affiliates in connection with services rendered or to be rendered pursuant to a Colonial Management Agreement except as expressly provided by this Agreement.
     5.4. Major Decisions. Notwithstanding the grant of authority to the Manager under Section 5.1 hereof, without the prior written approval of each Member that is an Affiliate of either Colonial REIT or G&I V REIT, the Manager shall not:
          (i) Do any act in contravention of this Agreement;
          (ii) Employ, or permit the Company to employ, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;
          (iii) Perform any act which would, at the time such act occurred, subject any Member to liability as a Member in any jurisdiction;
          (iv) Cause the Company (or any subsidiary of the Company) to sell, exchange or otherwise dispose of a Property or the interest of the Company and its subsidiaries therein for consideration other than cash;
          (v) Cause a Refinancing of the Chase Financing, on a Property by Property basis, in an amount less than the original principal amount of the Chase Financing allocated to each such Property;
          (vi) Cause the Company (or any subsidiary of the Company) to merge into or consolidate with any Person for consideration other than cash;
          (vii) Cause the Company (or any subsidiary of the Company) to enter into any contract or agreement with any Member or the Manager or any Affiliate of any Member or the Manager, except to enter, modify or terminate the property management rights agreements as set forth in Section 5.1(n) of this Agreement;
          (viii) Cause the Company (or any subsidiary of the Company) to consent to or otherwise suffer to exist any plan of reorganization or liquidation in connection with any Bankruptcy, reorganization, debt arrangement or any dissolution, winding up or liquidation proceeding that would involve the receipt by the Members or the Company (or any subsidiary of the Company) of consideration other than cash;
          (ix) Enter into any lease covering in excess of 5,000 square feet of space; or
          (x) Approve the annual operating and capital plan with respect to any Property (other than those managed by a Colonial Property Manager, approval of which shall be subject to the terms of the applicable Colonial Management Agreement) (any such plan, the “Operating Plan”).
Each of the foregoing is hereinafter referred to as a “Major Decision.”

     5.5. Duties; Reliance. In carrying out its duties, obligations and responsibilities under this Agreement, the Manager shall refrain from engaging in grossly negligent or reckless conduct or intentional misconduct or any knowing violation of law. In discharging its duties, the Manager shall be fully protected to the extent permitted by law in relying in good faith upon the records maintained by the Company in the ordinary course of its business and upon such information, opinions, reports or statements by any of the Members or any agents of the Company, or by any other Person, as to matters the Manager reasonably believes are within such other Person’s professional or expert competence. The Manager has no fiduciary or other duty to the Members except as expressly set forth in this Agreement.
     5.6. Manager’s Time. The Manager and its directors, officers and employees, shall devote to the affairs of the Company so much of their time as they, in their discretion, deem necessary or advisable properly to carry on the Company’s business. Except as specifically provided in this Agreement, the Manager shall not receive any salary or similar fees in connection with its services hereunder.
     5.7. No Liability; Indemnity. No Member shall have any personal liability for the repayment of the Capital Contribution of any Member. No Member shall be liable, responsible or accountable to the Company or any Member for any act or omission performed or omitted pursuant to the authority granted to it hereunder or by law, or for any claim, loss, damage, liability or expense (including without limitation, attorneys’ fees), resulting from the performance of its duties hereunder except in the case of gross negligence or bad faith. The Company shall indemnify the Manager and any Member and hold it harmless from any claim, loss, damage, liability or expense (including without limitation, attorneys’ fees), incurred or sustained by it by reason of any act performed by it or any omission by it for or on behalf of the Company, except in the case of gross negligence or bad faith, consistent with the requirements of Sections 5.1 and 5.5, but this indemnity shall not require the Members to make any Capital Contribution therefor.
     5.8. Reliance by Third Parties. Third parties dealing with the Company may rely conclusively upon the power and authority of the Manager to act as set forth herein and shall not be required to inquire into or ascertain the authority of the Manager so to act.
     5.9. General Authority. The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a manager in a limited liability company under the laws of the State of Delaware.
     5.10. Non-Exclusivity and No Conflict. Subject to Section 2.6, any Member, regardless of whether such Member is a Manager, and/or any Affiliate thereof, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, operation, management, syndication, brokerage and development of other real property, and neither the Company nor any Members thereof shall have any right by virtue of this Agreement in such independent ventures or to the income, profits or losses derived therefrom. The fact that a Member, regardless of whether such Member is a Manager, or any member of his family or any Affiliate thereof, as the case may be, is employed by, or is directly or indirectly interested in or connected with, any Person with which the Company transacts business shall not prohibit the Manager from dealing with such Person on market rate terms, and neither the Company nor any Members thereof, as such, shall have any rights in such Person, or to any income, profits or losses derived therefrom. The duties of the Manager hereunder shall not prevent it from rendering similar services to other Persons, firms, trusts, corporations or other entities. The parties hereto acknowledge that the parties hereto, their respective Affiliates, and the officers, directors and/or shareholders of the Manager and its Affiliates may have different financial interests and/or investment goals and priorities with respect to their investment in the Company. Each party agrees that no conflict of interest exists and no conflict of interest or breach of fiduciary duty shall be asserted against any party hereto, their respective Affiliates, or the officers, directors and/or shareholders of the Manager or its Affiliates, on account of acts or omissions influenced or driven by such different interests, goals or priorities.
     5.11. Appointment of Successor Managers. If the Manager ceases to serve as a manager for any reason, a successor Manager shall be appointed in accordance with the provisions of this Section 5.11. So long as DRA Persons have an aggregate Percentage Interest that is greater than the aggregate Percentage Interests then held by Colonial Persons, the successor Manager shall be the DRA Person with the greatest Percentage Interest or an Affiliate thereof. If DRA Persons do not have an aggregate Percentage Interest that is greater than the aggregate Percentage Interests then held by Colonial Persons, the successor Manager shall be the Member that, together with its Affiliates, holds the greatest Percentage Interests and, within such group, shall be the Member with the greatest Percentage Interest. The successor Manager shall execute and deliver an instrument agreeing to be bound by the terms of this Agreement applicable to the “Manager.” If such Member with the greatest Percentage Interest does not agree to serve as the successor Manager, the successor Manager shall be a Member elected by Members holding a majority of the Percentage Interests. In the event that a successor Manager will not be a DRA Person, then each Member that is not an Affiliate of the successor Manager shall be entitled to elect to have their entire Membership Interest purchased pursuant to the provisions of Section 7.12. Notwithstanding anything in this Agreement to the contrary, DRA shall not be permitted to transfer its managerial interest in the Company to any Person other than an Affiliate of a DRA Person or in connection with a Transfer of Membership Interests pursuant to this Section 5.11.
     5.12. REIT Protections. Except as otherwise provided by this Agreement, (a) without the prior consent of each Member that is an Affiliate of either Colonial REIT or G&I V REIT, Manager shall not cause or permit the Company, or any subsidiary of the Company, to
          (i) acquire any stock or securities of another issuer, provided, however, that the Company, or a subsidiary of the Company, may acquire one hundred percent (100%) of the interests in Sellco and one or more subsidiary limited liability companies or limited partnerships, so long as SellCo has made the Taxable REIT Subsidiary election required in Section 5.12(f) below and any such limited liability companies or limited partnerships are disregarded as entities for income tax purposes, and the respective limited liability company agreements or limited partnership agreements contain the provisions specified in this Section 5.12 of this Agreement, and provided further, that the Company, or a subsidiary of the Company, may acquire assets described in Code 856(c)(4) (A);

          (ii) enter into any lease or permitting any sublease which provides for rent based upon any Person’s income or profits (as determined for purposes of Section 856(d)(2)(A) of the Code), excluding for this purpose a lease or sublease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any person;
          (iii) enter into any lease which provides for the rental to others of personal property, except a lease which provides for the rental of both personal property and real property and in which the personal property accounts for less than fifteen percent (15%) of the total rent attributable to the property subject to such lease (as determined pursuant to Section 856(d)(1) of the Code);
          (iv) engage in any sale or exchange of property other than a Sale Property by Sellco or its subsidiaries (whether or not such exchange qualifies for the nonrecognition of gain under Section 1031 of the Code), other than through a subsidiary of the Company that is treated as a corporation for federal income tax purposes and that is treated as a Taxable REIT Subsidiary (as defined in section 856(l) of the Code) of Colonial REIT and a DRA Person, on or after the closing date and through December 31, 2005;
          (v) acquire or hold debt unless (a) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any person, and (b) the debt is secured by mortgages on real property or on interests in real property that have a value at least equal to the amount of such debt and any other debt that is senior to or pari pasu with the debt acquired or held by the Company;
          (vi) [intentionally omitted];
          (vii) engage in any sale or exchange property that could result in the imposition of a prohibited transactions tax on Colonial REIT or any DRA Person pursuant to Section 857 of the Code in the reasonable opinion of the Company’s lawyers;
          (viii) make an election or take any action that would cause the Company to be treated as an entity that is not classified as a partnership for federal income tax purposes (including a publicly traded partnership as defined in Section 7704 of the Code);
          (ix) enter into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of the Properties other than (a) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the Properties are located where such services are either provided by (x) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company does not, directly or indirectly, derive revenue or (y) a Taxable REIT Subsidiary (as defined in Section 856(l) of the Code) of both of the Upstream REITs (or one of the Upstream REITs to the extent that the arrangement would not cause either of the Upstream REITs to directly or indirectly receive any “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code) who is adequately compensated for such services or (b) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the tenants at the Properties);
          (x) enter into any agreement or other arrangements that, in the aggregate, would result in either (i) more than five percent (5%) of the annual gross income received or accrued by the Company from all sources for each calendar year failing to qualify as under Section 856(c)(2) of the Code, or (ii) more than twenty-five percent (25%) of the annual gross income received or accrued by the Company from all sources for each calendar year failing to qualify as under Section 856(c)(3) of the Code; or
          (xi) hold cash of the Company available for operations or distribution in any manner other than a traditional bank checking account or money market account.
          (b) While Manager shall not be required independently to determine whether any transaction or arrangement not otherwise expressly prohibited under a provision in this Section 5.12 would adversely affect the ability of any Colonial Affiliate or DRA Affiliate to qualify as a REIT or would result in the imposition of any taxes or penalties under Parts II and III of Subchapter I of Subtitle A of the Code, as now enacted or hereafter amended, if the Manager has actual knowledge, or is otherwise informed by any DRA Affiliate or Colonial Affiliate in the exercise of such DRA Affiliate’s or Colonial Affiliate’s reasonable judgment, that a transaction or arrangement could have an adverse effect on the DRA Affiliate’s or Colonial Affiliate’s ability to qualify as a REIT or could result in the imposition of any taxes or penalties under Parts II and III of Subchapter I of Subtitle A of the Code, as now enacted or hereafter amended, the Manager shall take such actions (or refrain from taking such actions) as are reasonably required to protect the DRA Affiliate’s and the Colonial Affiliate’s REIT status; provided, however, that the terms of this Section 5.12 are in addition to, and shall not limit or create an exception to, any of the specific restrictions on the authority of the Manager set forth elsewhere in this Agreement.
          (c) So long as Colonial holds a direct or indirect ownership interest in the Company, unless written consent to a particular action, or waiver to this provision, in writing, is received from Colonial, the Company shall not own or acquire any securities, including debt securities, of any issuer unless the Manager, after reasonable diligence, has determined that such ownership or acquisition would not jeopardize any Colonial Affiliate’s status as a “real estate investment trust” for federal income tax purposes pursuant to Section 856(c)(4) of the Code.
          (d) Upon request of Colonial, the Company shall make available to Colonial and/or its counsel such documents and/or other information regarding its structure , assets, and operations as are reasonably necessary for Colonial and such counsel to conduct due diligence with respect to any Colonial Affiliate’s qualification as a “real estate investment trust” under the Code.

          (e) Without the prior written consent of Colonial, the Company shall not elect to be taxed as a corporation for federal income tax purposes or otherwise take, or omit to take, any action that reasonably could be expected to cause the Company to be treated as a corporation, or to be treated as an association taxable as a corporation, for federal income tax purposes.
          (f) Notwithstanding any provision to the contrary, the Company shall elect to treat Sellco as a corporation for federal income tax purposes, and Colonial shall have the right to cause the election of Taxable REIT Subsidiary (as defined in Section 856(l) of the Code) status with respect to Colonial for Sellco and any other subsidiary that is not treated as a partnership or a disregarded entity for federal income tax purposes.
     5.13. ERISA Protection. The Manager shall use its best efforts to operate the Company (and the direct and indirect subsidiaries of the Company) and conduct its business and affairs in such a way as the Company’s assets will not be deemed to be “plan assets” for purpose of ERISA and the Department of Law Regulations, 29 C.F.R. Section 2510.3-101.
     5.14. Disposition Fees.
          (a) Upon the sale of one or more of the Sale Properties to a third party, before any distribution is made to the Members, so long as a Colonial Person is a Member of the Company, the Company shall pay to the applicable Colonial Property Manager (or its designee) a disposition fee equal to 0.15% of the net proceeds from such sale (after paying all transaction costs, expenses and fees in connection with the sale). Upon the sale of one or more of the Hold Properties to a third party, before any distribution is made to the Members, the Company shall pay a disposition fee as follows: (i) so long as a Colonial Person is a Member of the Company, to the applicable Colonial Property Manager (or its designee) equal to 0.10% of the net proceeds from such sale (after paying all transaction costs, expenses and fees in connection with the sale); and (ii) so long as a DRA Person is a Member of the Company, to DRA (or its designee) equal to 0.57% of the net proceeds from such sale (after paying all transaction costs, expenses and fees in connection with the sale). No disposition fee shall be payable upon the disposition of any other Property other than a Sale Property or Hold Property as set forth in this Section 5.14.
          (b) If Ravinia is sold prior to December 31, 2007, so long as either (i) a Colonial Property Manager is the property manager of such Property pursuant to a Colonial Management Agreement as of the date of such sale or (ii) the Colonial Property Manager of Ravinia was previously terminated Without Cause, the Company shall pay such Colonial Property Manager (or its designee) an amount equal to $1,300,000.00, less the sum of all amounts received by such Colonial Property Manager under the Colonial Management Agreement for such Property (including under the exclusive leasing arrangement pursuant to Exhibit G of such Colonial Management Agreement) through the date of such sale.
          (c) The disposition fees payable under this Section 5.14 shall be subordinate to any obligations of the Company required to be paid out of Capital Proceeds pursuant to any loan documents or reimbursement agreements or similar agreements.

ARTICLE 6.
RIGHTS OF MEMBERS; LIMITED LIABILITY
     6.1. No Authority to Bind the Company. Except as set forth in Section 5.2(d) above, the Members shall have no authority to act for or bind the Company, such powers being vested solely and exclusively in the Manager. The rights of the Members shall include only (i) such rights as are expressly provided in this Agreement and (ii) such other rights as may be granted under the Act to Members who are not managers.
     6.2. No Member Liability. No Member or, in appropriate case, former Member, shall be liable for any debts or obligations of the Company in excess of its Capital Contribution (subject to any non-waivable obligation of a Member of the Company under the Act to repay any distributed funds).
     6.3. Restrictions on Members. Except as otherwise provided in this Agreement, no Member shall have the right or power to:
          (a) Withdraw or reduce its Capital Contribution to the Company or any part of its Capital Account;
          (b) Cause the dissolution of the Company;
          (c) Except as provided herein, have priority over any other Member either as to the return of Capital Contributions or as to distributions. Other than upon the dissolution and Liquidation of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Member may be returned; or
          (d) Bring an action for partition against the Company.
ARTICLE 7.
TRANSFER OF MEMBERSHIP INTERESTS
     7.1. Withdrawal of Members. Except as otherwise provided herein, no Member may resign, withdraw or retire voluntarily from the Company without the consent of the Manager.
     7.2. Death, Dissolution or Bankruptcy of a Member. The death, insanity, dissolution or Bankruptcy of a Member or other event that causes a Member to cease to be a Member in the Company shall not, in and of itself, cause a dissolution of the Company. Upon the death, insanity, dissolution or Bankruptcy of a Member, the representative or successor-in-interest thereof, as the case may be, shall (subject to the election of the remaining Member set forth below) be deemed to be an assignee of the economic interest of the Member and may apply for admission to the Company as a Substituted Member upon compliance with Sections 7.4 and 7.5 unless the remaining Member (directly or through its designee) elects to purchase such Member’s interest at its fair market value. The foregoing provisions of this Section 7.2 shall not apply in the event of any dissolution if such dissolution is promptly cured and the Member reinstated.

     7.3. Additional Members. Except for Substituted Members, no additional Members shall be admitted to the Company.
     7.4. Transfers by Members.
          (a) Except as otherwise provided herein, no Person’s direct or indirect interest in the Company shall be sold, assigned, transferred, pledged, hypothecated, granted a security interest in, encumbered or in any other manner disposed of (any such action, a “Transfer”) without (i) the prior written consent of the Manager (or, in the case of a Transfer by the Manager or a Member that is an Affiliate of the Manager of more than fifty percent (50%) of its direct or indirect interest in the Company, the other Members), which consent may be withheld in its or their sole and absolute discretion, (ii) a statement from the transferee of such Person’s interest that the transferee intends to hold such interest for investment purposes, and (iii) if required by the Manager (or, as to a Transfer by the Manager or a Member that is an Affiliate of the Manager of more than fifty percent (50%) of its direct or indirect interest in the Company, such other Members), an opinion of its counsel, in form and substance reasonably acceptable to the Manager (or, as to a Transfer by the Manager or a Member that is an Affiliate of the Manager of more than fifty percent (50%) of its direct or indirect interest in the Company, such other Members), to the effect that such Transfer shall not violate or cause the Company to violate any applicable Federal, state or local securities law, regulation or interpretive ruling. The Manager’s (or, as to a Transfer by the Manager or a Member that is an Affiliate of the Manager of more than fifty percent (50%) of its direct or indirect interest in the Company, such other Members’) consent shall not be required if after the fifth anniversary of the date of this Agreement (x) Colonial, or any of its successors or assigns, or (y) both the Manager and DRA, or any of their successors or assigns, are seeking to Transfer their Membership Interest and have complied with Section 7.10 below. In the event of an attempt to effect a Transfer in violation of the provisions of this Agreement, the Members or any one of them, in addition to all other rights and remedies which they may have in law, in equity or under the provisions of this Agreement, shall be entitled to a decree or order restraining and enjoining such attempted Transfer and the offending Person shall not plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily. Notwithstanding the foregoing, a “Transfer” shall not include a Transfer of interests in Colonial Realty Limited Partnership or Colonial REIT or their respective successors or any Transfer of an interest in the Company that may be deemed to occur by reason of a merger or consolidation involving the interests Colonial Realty Limited Partnership or its successor.
          (b) The Manager’s (or, as to a Transfer by the Manager or a Member that is an Affiliate of the Manager of more than fifty percent (50%) of its direct or indirect interest in the Company, the other Members’) consent pursuant to Section 7.4(a) shall not be required for:
               (i) an assignment of interests (direct or indirect) in or by DRA to an entity managed or advised by DRA Advisors LLC, or its successors or assigns, pursuant to a bona fide arms-length written agreement pursuant to which DRA Advisors LLC (or some or all of its principals), or its (or their) successors or assigns, has discretion over the day-to-day management of the investments of such entity (a “Permitted DRA Assignee”). Upon an assignment of a Membership Interest to a Permitted DRA Assignee, subject to compliance with the other provisions of Sections 7.4 and 7.5, the Permitted DRA Assignee shall be admitted as a Member. No such assignment will be permitted without the consent of the other Member unless (a) such other Member receives at least 10 days’ prior written notice of the effective date of such assignment, (b) such assignment is not prohibited by the documents evidencing or securing any loan encumbering any Property or the interest of the Company in such Property and would not cause a default under such documents, (c) the assignor or assignee pays any transfer or other taxes incurred pursuant to such assignment and (d) the assignor or assignee pays any cost or expense required to be paid to any lender of any Property or the Company or a direct or indirect subsidiary of the Company in connection with such assignment;
               (ii) an assignment of interests (direct or indirect) in or by Colonial only to an Affiliate of Colonial; provided that Colonial owns directly or through subsidiaries at least fifty-one percent (51%) of such Affiliate at all times and has full management over such Affiliate (a “Permitted Colonial Assignee”). Upon an assignment of a Membership Interest to a Permitted Colonial Assignee, subject to compliance with the other provisions of Sections 7.4 and 7.5, the Permitted Colonial Assignee shall be admitted as a Member. No such assignment will be permitted without Manager consent unless (a) the Manager receives at least 10 days’ prior written notice of the effective date of such assignment, (b) such assignment is not prohibited by the documents evidencing or securing any loan encumbering any Property or the interest of the Company in such Property and would not cause a default under such documents, (c) the assignor pays any transfer or other taxes incurred pursuant to such assignment, and (d) the assignor pays any cost or expense required to be paid to any lender of any Property or the Company or any direct or indirect subsidiary of the Company in connection with such assignment; or
               (iii) a Transfer pursuant to Sections 7.10 or 7.12.
     7.5. Substituted Members. Anything herein contained to the contrary notwithstanding:
          (a) No successor-in-interest of a Member and no assignee or transferee of all or any part of a Member’s Membership Interest shall be admitted to the Company as a Member except upon compliance with the provisions of Section 7.4 and, in addition, only after:
           (i) submitting to the Manager a duly executed and acknowledged counterpart of the instrument or instruments making such transfer, together with such other instrument or instruments, including, but not limited to, a counterpart of this Agreement as it then may have been amended, signifying such transferee’s agreement to be bound by all of the provisions of the Agreement, including, but not limited to, the restrictions upon transfers of interests therein and thereto, all of the foregoing in such form and substance as shall be reasonably satisfactory to the Manager; and
           (ii) agreeing to bear all costs and expenses, including reasonable legal fees of the Company, incurred in effecting such substitution.
     Upon such transferee’s compliance with the foregoing provisions, each of the Members shall take all actions reasonably required to effectuate the recognition of the effectiveness of such transfer and the admission of such transferee to the Company as a Substituted Member including, but not limited to, transferring such Membership Interest upon the books thereof and executing, acknowledging and causing to be filed any necessary or desirable amendment to this Agreement and the Certificate of Formation.
          (b) No Transfer shall be effective if in the opinion of the Company’s legal counsel, such admission:
           (i) would jeopardize the treatment of the Company as a limited liability company for Federal income tax purposes,
           (ii) would cause the Company to be treated as a “publicly traded” company under Code Sections 469(k) or 7704(b), or
           (iii) would violate, or cause the Company to violate, any applicable law or governmental rule or regulation.
          (c) No Transfer to a minor or incompetent shall be effective in any respect.
          (d) No interests in the Company shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of 1933.
          (e) Any admission (or purported admission) of a Member and any Transfer (or purported Transfer) of all or part of a Member’s interest (or any interest or right or attribute therein) in the Company, whether to another Member or to a third party, shall not be effective, and no Person shall otherwise become a Member, if the Company would or may have more than 100 Members. For purposes of determining the number of Members under the preceding sentence, each Person indirectly owning an interest through a partnership, a limited liability company that is taxed as a partnership, a grantor trust or an S corporation shall be treated as a Member.
     7.6. Non-Complying Transfers. Any assignment, sale, exchange or other Transfer in contravention of any of the provisions of this Article 7 shall be void and ineffectual, and shall not bind or be recognized by the Company.
     7.7. Obligations of Successors. Any Person who acquires an interest in the Company by assignment or is admitted to the Company as a Substituted Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.
     7.8. Drag-Along Rights. If a Member holding a majority of the Membership Interests shall receive an offer in writing from any Person who is not an Affiliate of such Member (a “Third Party Offeror”) to purchase all of such Member’s Membership Interests in an arm’s length transaction (an “Acquisition Proposal”) and such Member desires to accept the Acquisition Proposal, such Member may require that the other Members sell, at the same time, all of their Membership Interests to the Third Party Offeror upon the terms and conditions set forth in the Acquisition Proposal; provided, however, that the total net consideration paid by the Third Party Offeror for the Membership Interests shall be for cash and allocated among the Members in proportion to the amounts that each Member would have received if, in lieu of purchasing the Membership Interests, (i) the Third Party Offeror had directly purchased the

Properties pursuant to the applicable terms and conditions of the Acquisition Proposal and (ii) the Company then liquidated in accordance with the provisions of Section 11.3 hereof.
     7.9. Intentionally Omitted.
     7.10. Right of First Offer.
          (a) Grant of Right of First Offer. Except as otherwise provided in Section 7.10(i) below, each Member is hereby irrevocably granted a right of first offer (the “Right of First Offer”) to purchase all or any portion of the Membership Interests of the other Member on the terms set forth in this Section 7.10.
          (b) Notice of Intent to Sell. If a Member decides, in accordance with the terms of this Agreement, to market or sell all or a portion of its Membership Interest (such Member seeking a sale is hereinafter referred to as the “Selling Party”), such Selling Party shall give written notice to the other Member (“Non-Selling Member”) of its intention to sell all or a portion of its Membership Interest (a “Sale Notice”). The Sale Notice shall set forth the proposed sale price for the Selling Party’s Membership Interest being sold (the “Offer Price”) and the proposed closing date.
          (c) Response Period. Non-Selling Member shall have thirty (30) days after delivery of the Sale Notice (the “Response Period”) to give written notice to the Selling Party electing either to (i) accept Selling Party’s offer of the Offer Price (an “Acceptance Notice”), (ii) reject Selling Party’s offer of the Offer Price (a “Rejection Notice”), or (iii) require that the Membership Interest of the Non-Selling Member be sold to the prospective buyer on a Pro Rata Basis with the sale of the Selling Party’s Membership Interest on substantially the same terms and conditions that the Selling Party will sell to such buyer (a “Tag Along Notice”). If Non-Selling Member fails to deliver either an Acceptance Notice (together with the deposit required by Section 7.10(d)), a Rejection Notice or a Tag Along Notice within the Response Period, then Non-Selling Member shall be deemed to have delivered a Rejection Notice to Selling Party.
          (d) Tag-Along Rights. If Non-Selling Member delivers a Tag Along Notice to Selling Party in accordance with Section 7.10(c) hereof, the Selling Party may only sell the portion of its Membership Interest to be sold if the buyer has offered to the Non-Selling Member to enter into an agreement to buy Non-Selling Member’s Membership Interest on a Pro Rata Basis substantially on the same terms and conditions on which the Selling Party is selling its Membership Interest to the buyer.
          (e) Acceptance of Offer. If Non-Selling Member delivers an Acceptance Notice to Selling Party in accordance with Section 7.10(c) hereof, then simultaneously with delivery of the Acceptance Notice, Non-Selling Member shall deliver a deposit to the Escrow Agent in the amount of five percent (5%) of the Offer Price (by check or wire transfer to the order of the Escrow Agent) and, in the Acceptance Notice, designate a closing date, time and place which shall be not less than thirty (30) and not more than ninety (90) days from the date of the Acceptance Notice.
          (f) Defaults.

               (i) If Non-Selling Member elects to purchase Selling Party’s Membership Interest pursuant to this Section 7.10 but Non-Selling Member fails to perform all of its obligations on the closing date designated by Non-Selling Member in the Acceptance Notice (or on any rescheduled closing date that shall have been agreed upon) despite a tender of performance by Selling Party, Selling Party shall retain Non-Selling Member’s deposit as liquidated damages as its sole remedy for such default, in which case the Escrow Agent shall deliver Non-Selling Member’s deposit to Selling Party and thereafter Non-Selling Member shall have no further Right of First Offer under this Section 7.10 for Membership Interests.
               (ii) If Non-Selling Member elects to purchase Selling Party’s Membership Interest pursuant to this Section 7.10 but Selling Party fails to perform all its obligations on the closing date designated by Non-Selling Member in the Acceptance Notice (or on such rescheduled closing date that shall have been agreed upon) despite a tender of performance by Non-Selling Member, Non-Selling Member shall be entitled to compel the sale of Selling Party’s Membership Interest by bringing an action for specific performance as its sole and exclusive remedy. If Non-Selling Member obtains a judgment compelling the sale of Selling Party’s Membership Interest, the Offer Price shall be reduced by the sum of (i) ten percent (10%) of the Offer Price and (ii) the reasonable attorneys’ fees and disbursements incurred by Non-Selling Member in securing a judgment compelling the sale of Selling Party’s Membership Interest.
          (g) Closing. Any closing for the purchase and sale of Selling Party’s Membership Interest pursuant to this Section 7.10 shall be conducted in accordance with the terms and conditions described in this Section 7.10(g), all amounts deposited in escrow and the interest thereon pursuant to this Section 7.10 (and not returned hereunder) shall be applied to the purchase price at such closing and the remainder of the purchase price shall be paid in cash by wire transfer. The Non-Selling Member may, in its sole discretion, designate a Person other than the Non-Selling Member to be the party to whom the applicable Membership Interest is transferred in accordance with the provisions of this Section 7.10.
               (i) At the closing of a sale and purchase of a Membership Interest pursuant to this Section 7.10, the following transactions shall occur:
                         (1) the purchasing Member shall pay or cause to be paid to the Selling Party the purchase price for the Membership Interest being purchased;
                         (2) the purchasing Member and the Selling Party shall each be responsible for one-half (1/2) of all transfer taxes and filing fees and any brokerage commission due and payable in connection with the sale and purchase of the Membership Interests unless the Sale Notice provides otherwise;
                         (3) the purchasing Member and the Selling Party shall make customary closing adjustments to the purchase price in order to reflect items of expense and income;

                         (4) upon receipt of the Offer Price, the Membership Interest of the Selling Party shall be deemed transferred and the Selling Party shall convey and assign by assignment with general warranty of title to the purchasing Member (or its designee) the entire Membership Interest of the Selling Party, free and clear of all liens, claims and encumbrances (other than any lien, claim, or encumbrance that is either expressly permitted by the purchasing Member or in favor of any third party lender that has made a loan to the Company), the purchasing Member shall execute and deliver an assumption agreement by which it assumes the obligations of the Selling Party as a Member under this Agreement accruing from and after the date of the sale of such Membership Interest to the purchasing Member, and shall deliver or tender to the Selling Party an agreement pursuant to which the Purchasing Member agrees to protect, indemnify, and hold harmless the Selling Party from and against all losses, costs (including, without limitation, reasonable attorneys’ fees and costs of litigation), expenses, liabilities, and obligations which are attributable to the Selling Party’s Membership Interest accruing from and after the date of such sale;
                         (5) the Selling Party agrees and shall be obligated to protect, indemnify, and hold harmless the Purchasing Member from and against all losses, costs (including, without limitation, reasonable attorneys’ fees and costs of litigation), expenses, liabilities and obligations which are attributable to the Selling Party’s Membership Interest prior to the date of the sale of such Membership Interest to the purchasing Member, and the Selling Party shall execute and deliver to the purchasing Member all documents which may be reasonably requested by the purchasing Member to confirm and evidence the sale and purchase of such Membership Interest; and
                         (6) the purchasing Member and the Selling Party shall each pay one-half (1/2) of all lender fees, prepayment charges and defeasance costs incurred in connection with paying off any loans and obtaining any lender consents or releases unless the Sale Notice provides otherwise.
               (ii) The closing of a sale and purchase of a Membership Interest pursuant to this Section 7.10 shall be subject to receipt of lender consent if lender consent is required and the release from all lenders of loans secured by the Membership Interests or any of the Properties or the Company’s interests in any of the Properties.
          (h) Rejection of Offer. If Non-Selling Member delivers or is deemed to have delivered a Rejection Notice to Selling Party, then Selling Party shall have the right to sell its Membership Interest to any other Person (the “Third-Party Purchaser”), subject to the restrictions and conditions set forth in this Article 7, provided that (1) such sale is for no less than ninety-five percent (95%) of the Offer Price and (2) the sale to the Third-Party Purchaser is consummated or in contract within nine (9) months of the delivery or deemed delivery of the Rejection Notice. If Selling Party fails to make a sale to or contract with the Third-Party Purchaser that satisfies the conditions in clauses (1) and (2), then Selling Party shall not have the authority to consummate a sale to a Third-Party Purchaser without first delivering a new Sale Notice to Non-Selling Member.
          (i) Neither Member shall have a Right of First Offer to purchase Membership Interests in connection with a sale or transfer (x) to a Permitted DRA Assignee or a Permitted

Colonial Assignee, as the case may be, pursuant to Section 7.4(b) above or (y) pursuant to Section 7.8 above or Sections 7.11 or 7.12.
     7.11. Buy-Sell.
          (a) At any time after the seventh (7th) anniversary of the date of this Agreement, either Member (the “Offering Member”) may deliver to the other Member (the “Responding Member”) a written notice (the “Buy-Sell Notice”), stating a dollar amount selected by the Offering Member, in its sole and absolute discretion, to be the value of the assets of the Company (the “Valuation Amount”). The Buy-Sell Notice shall constitute a demand that the Responding Member (or its designee) either: (i) purchase all the Offering Member’s Membership Interest for an amount equal to the amount the Offering Member would have received if the Company had sold all of its assets for the Valuation Amount and then liquidated (the “Sell-Out Price”) or (ii) sell to the Offering Member all of the Responding Member’s Membership Interest at a price equal to the amount the Responding Member would have received if the Company had sold all of its assets for the Valuation Amount and then liquidated (the “Buy-Out Price”).
          (b) The Buy-Sell Notice shall set forth the Valuation Amount, the Sell-Out Price, and the closing date, time, and place, which closing date shall be not less than thirty (30) days nor more than sixty (60) days from the date of the Buy-Sell Notice (unless mutually agreed otherwise by the Members). The Offering Member shall, simultaneously with the delivery of the Buy-Sell Notice, deposit in escrow, with an Escrow Agent pursuant to the customary escrow agreement of Escrow Agent, an amount equal to one percent (1%) of the Valuation Amount. Within thirty (30) days after receipt of the Buy-Sell Notice (the “Election Period”), the Responding Member shall notify the Offering Member and the Escrow Agent in writing of its election to buy or sell (the “Election Notice”) pursuant to the Buy-Sell Notice. If the Responding Member elects to sell the Responding Member’s Membership Interest to the Offering Member, then the closing shall take place on the date and at the time and place set forth in the Buy-Sell Notice (or on any rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member).
          (c) If the Responding Member elects in a timely manner to purchase the Offering Member’s Membership Interest, then simultaneously with delivery of the Election Notice, the Responding Member shall deliver a deposit to the Escrow Agent in an amount equal to one percent (1%) of the Valuation Amount (by check drawn to the order of the Escrow Agent) and, in the Election Notice, designate a closing date, time and place which shall be not less than thirty (30) days or more than ninety (90) days from the date of the Election Notice. Upon such election by the Responding Member, at the time and in the manner hereinafter described, the Offering Member shall be obligated to sell all of its Membership Interest to the Responding Member or (at the Responding Member’s option) to the Responding Member’s designee (which may be any Person) at the Sell-Out Price on the date and at the time and place set forth in the Election Notice, and upon receipt of the Election Notice and the Responding Member’s deposit, the Escrow Agent shall promptly return the Offering Member’s deposit to the Offering Member.
          (d) If the Responding Member elects to purchase the Offering Member’s Membership Interest pursuant to this Section 7.11 but fails to perform all of its obligations on the closing date designated by the Responding Member in the Election Notice (or on any

rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member) despite a tender of performance by the Offering Member (a “Responding Member Failure to Close”), the Offering Member may elect either to (x) retain the Responding Member’s deposit as liquidated damages and as its sole remedy for such default, in which case the Escrow Agent shall deliver the Responding Member’s deposit to the Offering Member and thereafter the Responding Member shall not have the right to send a Buy-Sell Notice, or (y) within thirty (30) days after the closing date designated by the Responding Member in the Election Notice (or after any rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member), to purchase the Responding Member’s Membership Interest by (i) depositing in escrow, with the Escrow Agent, an amount equal to five percent (5%) of the Buy-Out Price, reduced as hereinafter provided, and (ii) simultaneously notifying the Responding Member of the closing date, time, and place for the Offering Member’s purchase of the Responding Member’s Membership Interest, which closing date shall be not less than thirty (30) nor more than sixty (60) days after the Offering Member so notifies the Responding Member of the Offering Member’s election to so purchase the Responding Member’s Membership Interest. If the Offering Member so elects to purchase the Responding Member’s Membership Interest, the Escrow Agent shall return the Responding Member’s deposit to the Responding Member, and the Responding Member shall be obligated to sell its Membership Interest to the Offering Member on the terms and conditions stated in the Buy-Sell Notice, except that the Buy-Out Price shall be reduced by ten percent (10%). If the Offering Member thereafter fails to perform all of its obligations on the closing date set forth in the notice described above (or as any rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member) despite a tender of performance by the Responding Member, the Escrow Agent shall deliver the Offering Member’s deposit to the Responding Member, and the Responding Member may retain the Offering Member’s deposit as liquidated damages and as its sole remedy for such default and thereafter the Offering Member shall not have the right to send a Buy-Sell Notice.
          (e) If the Responding Member elects to purchase the Offering Member’s Membership Interest pursuant to this Section 7.11 but the Offering Member fails to perform all its obligations on the closing date designated by the Responding Member in the Election Notice (or on such rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member) despite a tender of performance by the Responding Member, the Responding Member shall be entitled to compel the sale of the Offering Member’s Membership Interest to the Responding Member by bringing an action for specific performance, in addition to any other rights the Responding Member may have at law or in equity and thereafter the Offering Member shall not have the right to send a Buy-Sell Notice. If the Responding Member obtains a judgment compelling the sale of the Offering Member’s Membership Interest to the Responding Member, the Sell-Out Price shall be reduced by the sum of (i) ten percent (10%) of the Sell-Out Price set forth in the Buy-Sell Notice and (ii) the reasonable attorneys’ fees and disbursements incurred by the Responding Member in securing a judgment compelling the sale of the Offering Member’s Membership Interest to the Responding Member.
          (f) If the Responding Member elects to sell the Responding Member’s Membership Interest pursuant to this Section 7.11, but the Offering Member fails to purchase the Responding Member’s Membership Interest in accordance with the terms of the Buy-Sell Notice on the closing date designated by the Offering Member in the Buy-Sell Notice (or upon any rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member) despite a tender of performance by the Responding Member (an “Offering Member Failure to Close”), the Responding Member may elect either to (x) retain the Offering Member’s deposit as liquidated damages and as its sole remedy for such default, in which case the Escrow Agent shall deliver the Offering Member’s deposit to the Responding Member and thereafter the Offering Member shall not have the right to send a Buy-Sell Notice, or (y) within thirty (30) days after the closing date designated by the Offering Member in the Buy-Sell Notice (or on any rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member), to purchase the Offering Member’s Membership Interest by (i) depositing in escrow, with the Escrow Agent, an amount equal to five percent (5%) of the Sell-Out Price, reduced as hereinafter provided, and (ii) simultaneously notifying the Offering Member of the closing date, time, and place for the Responding Member’s purchase of the Offering Member’s Membership Interest, which closing date shall not be less than thirty (30) nor more than sixty (60) days after the Responding Member so notifies the Offering Member of the Responding Member’s election to so purchase the Offering Member’s Membership Interest. If the Responding Member so elects to purchase the Offering Member’s Membership Interest, the Escrow Agent shall return the Offering Member’s deposit to the Offering Member, and the Offering Member shall be obligated to sell its Membership Interest to the Responding Member on the terms and conditions stated in the Buy-Sell Notice, except that the Sell-Out Price shall be reduced by ten percent (10%). If the Responding Member thereafter fails to perform all of its obligations on the closing date set forth in the notice described above (or as any rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member) despite a tender of performance by the Offering Member, the Escrow Agent shall deliver the Responding Member’s deposit to the Offering Member, and the Offering Member may retain the Responding Member’s deposit as liquidated damages as its sole remedy for such default and thereafter the Responding Member shall not have the right to send Buy-Sell Notice.
          (g) If the Offering Member sends a Buy-Sell Notice pursuant to this Section 7.11 and the Responding Member either elects to sell its Membership Interest to the Offering Member pursuant to the Election Notice or is deemed to have elected to sell pursuant to Section 7.11, but the Responding Member fails to perform all its obligations on the closing date designated by the Offering Member in the Buy-Sell Notice (or on such rescheduled closing date that shall have been agreed upon by the Offering Member and the Responding Member) despite a tender of performance by the Offering Member, the Offering Member shall be entitled to compel the sale of the Responding Member’s Membership Interest to the Offering Member by bringing an action for specific performance, in addition to any other rights the Offering Member may have at law or in equity and thereafter the Responding Member shall not have the right to send a Buy-Sell Notice; if the Offering Member obtains a judgment compelling the sale of the Responding Member’s Membership Interest to the Offering Member, the Buy-Out Price shall be reduced by the sum of (i) ten percent (10%) of the Buy-Out Price referred to in Section 7.11(a) set forth in the Buy-Sell Notice and (ii) the reasonable attorney’s fees and disbursements incurred by the Offering Member in securing a judgment compelling the sale of the Responding Member’s Membership Interest to the Offering Member.
          (h) If the Responding Member fails or refuses to make any election pursuant to the Buy-Sell Notice within the Election Period, such failure or refusal to provide the Election

Notice in a timely fashion shall be an election to sell its Membership Interest to the Offering Member for the Buy-Out Price.
          (i) Any closing for the purchase and sale of a Member’s Membership Interest pursuant to this Section 7.11 shall be conducted in accordance with the terms and conditions described in Section 7.11(j), all amounts deposited in escrow and the interest thereon pursuant to this Section 7.11 (and not returned hereunder) shall be applied to the Sell-Out Price or Buy-Out Price, whichever is applicable, at such closing and the remainder of the Sell-Out Price or Buy-Out Price, whichever is applicable, shall be paid in cash by wire transfer. The purchasing Member may, in its sole discretion, designate a Person other than the purchasing Member to be the party to whom the applicable Membership Interest is transferred in accordance with the provisions of this Section 7.11.
          (j) At the closing of a sale and purchase of a Membership Interest pursuant to this Section 7.11, the following transactions shall occur:
               (i) the purchasing Member shall pay or cause to be paid (or tender) in cash to the selling Member the applicable Sell-Out Price or Buy-Out Price, whichever is applicable, for the Membership Interest being purchased;
               (ii) the Members shall each pay one-half of all transfer taxes and filing fees and any brokerage commissions due and payable in connection with the sale and purchase of the Membership Interest;
               (iii) the Offering Member shall be responsible, at its sole cost and expense, to obtain any required consents from a lender and the release of the selling Member from any liability under loans, guaranties or indemnities from lenders to the Company or any direct or indirect subsidiaries of the Company for matters arising from and after the sale of the selling Member’s Membership Interest (provided that if it is not possible to obtain any such release of a selling Member, the purchasing Member shall indemnify the selling Member against any expense arising following the closing of the sale under this Section 7.11 in connection with such loan, guaranty or indemnity);
               (iv) upon receipt (or tender) of the Buy-Out Price or Sell-Out Price, whichever is applicable, the Membership Interest of the selling Member shall be deemed transferred and the selling Member shall convey and assign by assignment with general warranty of title to the purchasing Member (or its designee) the entire Membership Interest of the selling Member, free and clear of all liens, claims and encumbrances (other than any lien, claim, or encumbrance that is either expressly permitted by the purchasing Member or in favor of any third party lender that has made a loan to the Company or an Affiliate of the Company), the purchasing Member shall execute and deliver an assumption agreement by which it assumes the obligations of the selling Member as a Member under this Agreement accruing from and after the date of the sale of such Membership Interest to the purchasing Member, and shall deliver or tender to the selling Member an agreement pursuant to which the purchasing Member agrees to protect, indemnify, and hold harmless the selling Member from and against all losses, costs (including, without limitation, reasonable attorneys’ fees and costs of litigation), expenses, liabilities, and obligations which are attributable to the selling Member’s Membership Interest accruing from and after the date of such sale;
               (v) the selling Member agrees and shall be obligated to protect, indemnify, and hold harmless the purchasing Member from and against all losses, costs (including, without limitation, reasonable attorneys’ fees and costs of litigation), expenses, liabilities and obligations which are attributable to the selling Member’s Membership Interest prior to the date of the sale of such Membership Interest to the purchasing Member, and the selling Member shall execute and deliver to the purchasing Member all documents which may be requested by the purchasing Member to confirm and evidence the sale and purchase of such Membership Interest; and
               (vi) the purchasing Member and the selling Member shall make customary closing adjustments to reflect items of expense and income and other customary items, and the purchasing Member shall be entitled to the portion of all Company distributions allocable to the period prior to the closing offset by any adjustments made at closing.
           (k) If, at any time after the fifth anniversary of the date of this Agreement, the Manager and the Member(s) which is not an Affiliate of the Manager (the “Non-Manager Member”) cannot reach agreement on a decision that involves a Major Decision as set forth in Section 5.4 (except for purposes of this paragraph approval for leases over 5,000 square feet of space shall not be deemed a Major Decision), then the Manager or the Non-Member Manager may give to the other a written statement (the “Statement”) setting forth in reasonable detail the nature of the disagreement. The party receiving the Statement shall have ten (10) Business Days thereafter to respond (the “Response”) to the Statement, failing which the position of the party who gave the Statement shall be binding on the Company. If the Response is timely given and in the ten (10) Business Day period thereafter the parties fail to resolve the dispute, then either party shall have the right to deliver notice to the other that a disagreement still exists and request a meeting in accordance with this Section in an attempt to resolve the dispute (the “Deadlock Notice”). Within ten (10) Business Days after the delivery of the Deadlock Notice, senior representatives of the Manager and the Non-Manager Member shall meet at the offices of the Manager to attempt to resolve the disagreement. If within such ten (10) Business Day period the Manager and the Non-Manager Member are unable to resolve the disagreement, then either party shall have the right to exercise the buy-sell right set forth in this Section 7.11 unless, within five (5) Business Days after receiving the notice triggering the buy-sell, the party which received the buy-sell notice consents to the position in the dispute taken by the party which sent the buy-sell notice, in which event the agreed upon matter shall be binding on the Company and no Member shall have any further buy-sell right with respect to such agreed upon matter.
     7.12. Put Option.
          (a) Within ten (10) days following the giving of notice of a proposed event that would constitute a Put Triggering Event, any Member that is entitled to elect to have its entire Membership Interest purchased pursuant to the provisions of this Section 7.12 (the “Put Member”) may require the Company to purchase the Put Member’s entire Membership Interest (the “Put Option”) by notifying the Company that the Put Member is electing to exercise its Put

Option (the “Put Notice”). The failure to timely deliver an unconditional exercise of the Put Option shall be deemed an election by the Put Member not to exercise the Put Option. If the Put Triggering Event was the occurrence of an event described in Section 5.2(c), the purchase of the Put Member’s Membership Interest shall be at a price equal to the amount, as determined by the Accountants, the Put Member would receive based on its Membership Interest were the Company to liquidate all of its assets at their fair market value (as determined in accordance with subsection (c) below) as of the date of the Put Notice. If the Put Triggering Event was the occurrence of an event described in Section 5.11, the purchase of the Put Member’s Membership Interest shall be at a price equal to the per unit price at which the existing Manager and its Affiliates are Transferring their interest to the proposed successor Manager and its Affiliates (in either event, the applicable purchase price for the Put Member’s Membership Interest is hereinafter referred to as the “Put Price”). If the Put Triggering Event was the occurrence of an event described in Section 5.11, the proposed Transfer of interests or other proposed transaction that would result in a change of Manager shall not be permitted to close prior to the expiration of the ten (10) day period afforded to exercise the Put Option and, if the Put Member exercises the Put Option, such Transfer or other transaction shall not be permitted to close unless the purchase of the Put Member’s Membership Interest in accordance with this Section 7.12 closes prior to or concurrently with such closing (unless such closing is delayed or does not occur due to a default by the Put Member). The closing shall take place in accordance with the terms of this Section 7.12.
          (b) The closing of the sale pursuant to this Section 7.12 shall occur on the date which is not later than ninety (90) days after the determination of fair market value or at such other time as may be otherwise agreed to in writing by the Put Member and the Manager, subject to and in accordance with the applicable terms of Section 7.10(g). The closing shall occur at the office of the Manager’s counsel. Notwithstanding anything to the contrary in this Agreement, the Company may permit another Person, whether or not an Affiliate, to acquire the Put Member’s Membership Interests.
          (c) The fair market value of each real property owned by the Company shall be the value agreed upon by the Put Member and the Company or if an agreement cannot be reached within thirty days, then within twenty (20) Business Days thereafter the Put Member and the Company shall each select reputable qualified M.A.I. real estate appraiser for each Property having an office in the area in which such Property is located, each such appraiser having no less than ten (10) years experience in the real estate market of such area and each being familiar with the prices then being paid for comparable properties. If either the Put Member or the Company fails to designate its appraisers within such twenty (20) Business Days period and thereafter shall fail to do so within three (3) Business Days after written notice by the other party requesting such designation, then such appraisers shall be appointed by the office of the American Arbitration Association for the City of New York. If the appraisers do not reach agreement within thirty (30) days after the date that the later of them is designated, then they shall meet together with the Put Member and the Company or their representatives, and at such meeting each appraiser shall present to the other a sealed letter setting forth the appraiser’s judgment as to the fair market value of the Property. If the higher amount set forth in either such letter shall not exceed one hundred and five percent (105%) of the lower amount, then the value for such Property shall be the average of the amount set forth in the two letters. If the higher amount set forth in either of the two letters shall exceed one hundred and five percent (105%) of the lower amount, then within twenty (20) Business Days thereafter the two appraisers shall designate a third appraiser having the same minimum qualifications as the first two. If the first two appraisers shall fail to agree upon the designation of third appraiser, then the third appraiser shall be appointed by the American Arbitration Association in the City of New York. The third appraiser shall conduct such investigations and hearings as he shall deem appropriate and within thirty (30) days after his date of designation shall choose one of the appraiser’s valuation, and no other amount, as the fair market value of the Property. The decision of the third appraiser shall be in writing and shall be binding upon the Put Member and the Company.
ARTICLE 8.
DISTRIBUTIONS
     8.1. Distributions of Cash Flow. Subject to the provisions of any agreement to which the Company is a party, at least once during each calendar quarter, the Company shall distribute the Cash Flow with respect to the immediately preceding quarter to the holders of Preferred Units and Common Units in the following order of priority:
          (a) First, to the holders of Preferred Units, in proportion to and in the relative priority of any Preferred Return Balances with respect to such Preferred Units, until such Preferred Return Balances have been reduced to zero;
          (b) Second, to the holders of Common Units, in proportion to any Default Preferred Return Balances with respect to such Common Units, until such Default Preferred Return Balances have been reduced to zero; and
          (c) Thereafter, to the holders of Common Units, pro rata, in accordance with their respective Percentage Interests.
     8.2. Distributions of Capital Proceeds from a Capital Event and Proceeds in Liquidation. Subject to the provisions of any agreement to which the Company is a party, Capital Proceeds from a Capital Event and proceeds in Liquidation shall be distributed to the holders of Preferred Units and Common Units in the following order of priority:
          (a) First, to the holders of Preferred Units, in proportion to and in the relative priority of any Preferred Return Balances with respect to such Preferred Units, until such Preferred Return Balances have been reduced to zero;
          (b) Second, in connection with the distributions upon Liquidation, to the holders of Preferred Units, in proportion to and in the relative priority of any Preferred Return Capital Contribution Balances with respect to such Preferred Units, until such Preferred Return Capital Contribution Balances have been reduced to zero;
          (c) Third, to the holders of Common Units, in proportion to any Default Preferred Return Balances with respect to such Common Units, until such Default Preferred Return Balances have been reduced to zero;

          (d) Fourth, to the holders of Common Units, in proportion to any Default Capital Contribution Balances with respect to such Common Units, until such Default Capital Contribution Balances have been reduced to zero;
          (e) Fifth, to the holders of Common Units, in proportion to any Base Capital Contribution Balances, until such Base Capital Contribution Balances have been reduced to zero; and
          (f) Thereafter, to the holders of Common Units, pro rata, in accordance with their respective Percentage Interests.
     8.3. Amounts Withheld. All amounts which the Company is required by law to withhold pursuant to the Code or any provision of any state or local tax law with respect to any allocation or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Article 8 for all purposes under this Agreement.
     8.4. Minimum Distributions. The Manager shall endeavor (but shall not be obligated), in determining the amount of Cash Flow for any fiscal quarter, to cause the Company to distribute an amount at least equal to the aggregate taxable income of the Members for U.S. federal income tax purposes for the then current fiscal quarter and shall endeavor (but shall not be obligated) to cause the subsidiaries of the Company to distribute cash then available for distribution by them to the Company to provide the funds necessary to make such distributions.
ARTICLE 9.
ALLOCATION OF PROFITS AND LOSSES
     9.1. Allocations of Profits and Losses.
          (a) Allocations of Profits and Losses From Cash Flow
               (i) After taking into account any special allocations pursuant to Sections 9.2 through 9.7 and subject to any limitations contained therein, Profits (other than Profits resulting from a Capital Event or Liquidation) shall be allocated among the Members holding Preferred Units or Common Units as follows:
                         (A) First, to the holders of the Preferred Units (and if there are Preferred Units with different preferences in distribution, then in the order of their preferences in distribution) in the same proportions as Losses were allocated to such holders of Preferred Units for the prior fiscal years pursuant to Section 9.1(a)(ii)(C), until the cumulative amount of Profits allocated to the holders of Preferred Units pursuant to this Section 9.1(a)(i)(A) for all fiscal years equals the cumulative Losses allocated to the holders of Preferred Units pursuant to Section 9.1(a)(ii)(C) for all fiscal years;
                         (B) Then, to the holders of the Preferred Units (and if there are Preferred Units with different preferences in distribution, then in the order of their preferences in distribution) in proportion to the Preferred Return with respect to such Preferred Units, until the cumulative amount of Profits allocated to the holders of Preferred Units pursuant to this Section

9.1(a)(i)(B) for all fiscal years equals the Preferred Return paid or accrued with respect to such Preferred Units for all fiscal years;
                         (C) Then, to the holders of Common Units in the same proportions as Losses were allocated to the holders of Common Units for the prior fiscal years pursuant to Section 9.1(a)(ii)(B) until the cumulative amount of Profits allocated to the holders of Common Units pursuant to this Section 9.1(a)(i)(B) for all fiscal years equals the cumulative Losses allocated to the holders of Common Units pursuant to Section 9.1(a)(ii)(B) for all fiscal years;
                         (D) Then, to the holders of Common Units in proportion to the Default Preferred Return with respect to such Common Units, until the cumulative amount of Profits allocated to the holders of Common Units pursuant to this Section 9.1(a)(i)(D) for all fiscal years equals the Default Preferred Return paid or accrued with respect to such Common Units for all fiscal years; and
                         (E) The balance, if any, to the holders of Common Units, pro rata, in proportion to their respective Percentage Interests.
               (ii) After taking into account any special allocations pursuant to Sections 9.2 through 9.7 and subject to any limitations contained therein, Losses (other than Losses resulting from a Capital Event or Liquidation) shall be allocated among the Members holding Preferred Units and Common Units as follows:
                         (A) First, to the holders of Common Units in proportion to the Capital Account balances attributable to the Base Capital Contributions until such Capital Account balances have been reduced to zero;
                         (B) Then, to the holders of Common Units in proportion to the Capital Account balances attributable to the Default Capital Contributions until such Capital Account balances have been reduced to zero;
                         (C) Then, to the holders of Preferred Units (and if there are Preferred Units with different preferences in distribution, in the reverse order of their preferences in distribution) in proportion to the Capital Account balances attributable to such Preferred Units until such Capital Account balances have been reduced to zero; and
                         (D) The balance, if any, to the holders of Common Units, pro rata, in proportion to their respective Percentage Interests.
               (iii) Solely for purposes of determining the allocations to be made pursuant to Section 9.1(a)(ii) above, each Member’s Capital Account shall be deemed to be separated into portions attributable to such Member’s (I) Base Capital Contributions, (II) Default Capital Contributions, and (III) Preferred Units, and, such portions shall be calculated as follows:
                         (I) the portion of a Member’s Capital Account attributable to such Member’s Base Capital Contributions shall be equal to the difference of (i) such Member’s

Capital Account, over (ii) the sum of the amounts calculated as provided in Sections (II) and (III) of this subparagraph (iii) with respect to such Member.
                         (II) the portion of a Member’s Capital Account attributable, if at all, to such Member’s Default Capital Contributions shall be credited with (i) any Default Capital Contributions made by such Member and (ii) any allocations made to such Member pursuant to Sections 9.1(a)(i)(C) and (D), and debited with (iii) any allocations made to such Member pursuant to Section 9.1(a)(ii)(B) and (iv) any distributions made to such Member pursuant to Sections 8.1(b), 8.2(c), and 8.2(d).
                         (III) the portion of a Member’s Capital Account attributable, if at all, to any Preferred Units held by such Member shall be credited with (i) [the aggregate liquidation preference of Preferred Units held by such Member] and (ii) any allocations made to such Member pursuant to Sections 9.1(a)(i)(A) and (B), and debited with (iii) any allocations made to such Member pursuant to Section 9.1(a)(ii)(C), and (iv) any distributions made to such Member pursuant to Sections 8.1(a), 8.2(a), and 8.2(b).
                         (IV) in addition to the adjustments provided for in subparagraphs (I) through (III) of this Section 9.1(a)(iii), such deemed portions shall be credited or debited, as the case may be, with amounts allocated to a Member pursuant to Sections 9.2 through 9.7, to the extent such allocations are attributable to, as the case may be, such Member’s Base Capital Contributions, Default Capital Contributions, or Preferred Units. The Members shall cooperate in good faith in resolving any differences regarding any deemed adjustments made pursuant to this Section 9.1(a)(iii)(IV).
          (b) Allocation of Profits and Losses from a Capital Event or Liquidation. After taking into account any special allocations pursuant to Sections 9.2 through 9.7 and subject to any limitations contained therein, Profits and Losses based on or resulting from a Capital Event or Liquidation or a deemed disposition of assets upon their distribution in kind in connection with a Liquidation shall be allocated among the Members in such proportions as shall, as nearly as practicable, result in a Capital Account balance for each Member that is equal to the amount that would be distributable to such Member if the Company sold all of its remaining assets at their then Book Value, and distributions in liquidation of the Company were made in accordance with Section 8.2.
          (c) Tax Allocations. Except as provided in Section 9.1(b), the income, gains, losses, deductions and expenses of the Company shall be allocated, for Federal, state and local income tax purposes, among the Members in accordance with the allocation of such items of income, gain, loss, deduction and expense among the Members, as components of Profit and/or Losses for purposes of computing their Capital Accounts.
          (d) Section 704(c) Allocations. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company or that is revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its Book Value. Unless, upon advice of counsel or of the Accountants, the Manager determines that such method results in a violation of, or is considered unreasonable under, relevant provisions of the Treasury Regulations, then the allocations described in the preceding sentence shall be made using the “traditional” method described in Section 1.704-3(b) of the Treasury Regulations. The Members agree that the traditional method will constitute a reasonable method as applied to the contemplated transaction. Subject to the foregoing, any elections or other decisions relating to such allocations shall be made by the Company in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
     9.2. Company Minimum Gain. Notwithstanding anything to the contrary in this Agreement, Profits and Losses shall be allocated as though this Agreement contained (and there is hereby incorporated herein by reference) a minimum gain chargeback provision which complies with the requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i) respectively.
     9.3. Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement (except for Section 9.5), any Member Nonrecourse Deductions for any fiscal year or other period shall be specifically allocated to the Member who bears the economic risk of loss with respect to such Nonrecourse Debt in accordance with Treasury Regulations Section 1.704-2(i)(1).
     9.4. Member Nonrecourse Debt Minimum Gain. If there is a net decrease during a fiscal year in Member Nonrecourse Debt Minimum Gain, Profits (including, without limitation, Profits from a Capital Event) for such fiscal year (and, if necessary, for subsequent fiscal years) shall be allocated to the Members in the amounts and of such character as determined according to, and subject to the exceptions contained in, Section 1.704-2(i)(4) of the Treasury Regulations.
     9.5. Loss Allocation Limitation and Qualified Income Offset. No Member shall be allocated any Loss or items of loss or deduction to the extent such allocation would cause the Member to have an Adjusted Capital Account Balance deficit; any Loss or items of loss or deduction that cannot be allocated to a Member because of the limitation set forth in this sentence shall be allocated among the other Members in accordance with their relative Percentage Interests. If any Member unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations that causes or increases an Adjusted Capital Account Balance deficit (determined according to Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations) as of the end of any fiscal year, items of gross income or gain for such fiscal year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Balance deficit. This Section 9.5 is intended to be a “qualified income offset” provision as described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted in a manner consistent therewith.
     9.6. Treasury Regulation Compliance. The allocations described in Sections 9.2, 9.3, 9.4 and 9.5 are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations and as such may not be consistent with the manner in which the Members intend to allocate items of Profit or Loss or make distributions. Accordingly, notwithstanding any other provision of Section 9.1, but subject to and to the extent permitted by the requirements of the Treasury Regulations, items of Profit or Loss in subsequent Fiscal Years shall be allocated among the Members in such a way as to reverse as quickly as possible the effects of any allocations described in Sections 9.2, 9.3, 9.4 and 9.5.
     9.7. Allocation of Nonrecourse Deductions and Nonrecourse Liabilities. Nonrecourse Deductions will be allocated among the Members in accordance with their Percentage Interests. Solely for purposes of allocating Excess Nonrecourse Liabilities of the Company among the Members, the Members agree that each Member’s interest in Company profits shall be determined taking into account each Member’s share of Section 704(c) Residual Gain, such that each Member’s share of an Excess Nonrecourse Liability shall equal the sum of (1) the Member’s share of Section 704(c) Residual Gain with respect to such liability, plus (2) the product of (x) the amount by which such Excess Nonrecourse Liability exceeds all of the Members’ aggregate Section 704(c) Residual Gain with respect to such liability, and (y) the Member’s Percentage Interests. The Members agree that for purposes of allocating nonrecourse liabilities under Treasury Regulation Section 1.752-3(a) and this Section 9.7, if any nonrecourse liability is secured by both property purchased by the Company and property contributed to the Company, such nonrecourse liability shall be allocated between the purchased property and the contributed property based upon their relative fair market values on the date such nonrecourse liability becomes a Company liability.
     9.8. Changes In Percentage Interests. Notwithstanding the foregoing, to the extent that any Member’s Percentage Interest or the number of Common Units or Preferred Units held by such Member changes during a fiscal year for any reason, the allocation of taxable income or loss under this Article 9 shall be appropriately adjusted to reflect the varying interests of the Members during such year using an interim closing of the books method as of the date of such change or such other reasonable methods as are approved by the Manager.
ARTICLE 10.
RECORDS AND BOOKS OF ACCOUNT; FISCAL YEAR;
BANKING; REPORTS TO MEMBERS
     10.1. Records and Books of Account. The Manager shall maintain or cause to be maintained by the Accountants, at the Company’s principal office or at such other place or places as the Manager from time to time may determine, full and accurate records and books of account of the businesses of the Company. Such records and books of account shall be maintained at the expense of the Company in accordance with GAAP (for a real estate company (including the application of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations)) and on a cash basis. Each Member shall cooperate with Manager in the maintaining of said records and books of account and shall provide, promptly upon request of Manager, all information in such Member’s possession relevant thereto. Each duly authorized representative of a Member shall be afforded full and complete access to all such records and books of account during reasonable business hours and, at such hours, shall have the right of inspection and copying of such records and books of account, at its expense. In addition to the audited financial statements and annual tax returns to which each Member is entitled at Company’s expense pursuant to Section 10.4(d), each Member shall have the right to have such records and books of account independently audited by an accountant of its choice at its expense. The Manager shall cooperate fully with any Member or duly authorized representative in connection with such review or audit of the Company or its records and books. The Manager shall retain all records and books relating to the Company for a period of at least six years after the termination of the Company and shall thereafter destroy such records and books only after giving at least thirty (30) days’ advance written notice to the Members.
     10.2. Fiscal Year. The fiscal year of the Company shall be the calendar year.
     10.3. Banking. An account or accounts in the name of the Company shall be maintained at such bank or banks as the Manager may select. All uninvested funds of the Company shall be deposited in a bank account of the Company. All funds so credited to the Company in any such account shall be subject to withdrawal by the Manager or such Person or Persons as the Manager may designate from time to time. All Company funds and other Company assets shall be held in the name of the Company and shall be used only for the benefit of the Company.
     10.4. Reports to Members.
          (a) As soon as reasonably practical, but in no event later than thirty (30) days after the close of each fiscal year of the Company (provided that such date may be extended for a reasonable period in the event of business exigencies), the Manager shall cause to be prepared and furnished to each Member at the Company’s expense:
               (i) The amount in the Capital Account of such Member as of the last day of such fiscal year; and
               (ii) Such other information as the Manager deems reasonably necessary for the Members to be advised of the current status of the Company and its business.
          (b) No later than five (5) days after the last day of each fiscal quarter (including the last fiscal quarter), the Manager, in coordination with the property managers and the Accountants, shall cause to be prepared and furnished to each Member a report which includes with respect to the Company:
               (i) a balance sheet and income statement prepared in accordance with GAAP and on a cash basis; and
               (ii) an income statement for such quarter and for the year-to-date, prepared in accordance with GAAP and on a cash basis with respect to the Properties.
          (c) No later than three (3) Business Days after the twenty-fifth (25th) day of the month of January and for each month thereafter through December of each year (starting one full calendar month after the closing of the Merger Transactions), the Members shall provide to the Company (and the Manager shall use commercially reasonable efforts to cause each property manager to provide to the Company) all closing journals and records needed for such month’s closing of the financial statements.

          (d) Colonial shall cause the Accountants to (i) complete the audit of the Company’s books (other than the financial statements) within twenty-five (25) days after the close of each fiscal year, including SAS 61 communications with the audit committee of Colonial REIT, and (ii) complete the audit of the Company’s financial statements at least fifteen (15) days prior to the date that Colonial is required to file its Form 10-K pursuant to the Securities Act of 1934, as amended, for Manager’s comment, review and approval. In addition, Colonial shall cause an independent public accounting firm designated, from time to time, by mutual agreement of the Manager and the Members who are Affiliates of Colonial REIT and G&I V REIT, to prepare the annual tax returns for the Company at least twenty (20) days prior to the date such tax returns are required to be filed under federal tax laws (as such due date may be extended by an extension filing) for Manager’s comment, review and approval. Such outside audit and tax return preparation expenses shall be expenses of the Company (including any costs associated with a third party valuation firm for the GAAP-required SFAS 141 valuation). Manager shall provide Colonial (and, in the case of audited financial statements for calendar year 2005, Colonial shall provide Manager, as contemplated in the last sentence of this Section 10.4(d)) with its written approval or comments on the Company’s audited financial statements and annual tax returns within ten (10) days of its receipt of such drafts. In the event that the Manager (or, with respect to audited financial statements for calendar year 2005, Colonial) does not respond within the allotted ten (10) day period, such approval shall be deemed given. Moreover, Manager and Colonial shall cooperate to (x) within fifteen (15) days after the close of each fiscal year of the Company, provide Colonial with information regarding tax depreciation and other book-tax differences for such preceding fiscal year, and (y) as soon as reasonably practicable, but in no event later than forty-five (45) days after the close of each fiscal year of the Company, cause to be prepared and furnished to Colonial, at the Company’s expense, the information necessary for satisfaction by Colonial of its financial reporting requirements under the Securities Act of 1934, as amended, and preparation by Colonial of its annual tax returns. Manager shall timely provide (and shall use commercially reasonable efforts to cause all property managers to timely provide) all information necessary to permit the Accountants and the tax return preparer to comply with the requirements of this Section 10.4(d). Notwithstanding the foregoing, for calendar year 2005, Manager shall cause the Accountants to comply with the requirements set forth in this Section 10.4(d). The Members acknowledge that the Company’s audit requirements in order to comply with GAAP (which shall be a Company expense) could differ from a Member’s own audit requirements (which shall not be a Company expense). Nothing in this Agreement is intended to require the Company to perform additional audit functions requested by a Member that are not necessary or appropriate in order for the Company to prepare audited financial statements in accordance with GAAP.
     10.5. Basis Election. In the event that a distribution of any of the Company’s property is made in the manner provided in Code Section 734, or where a transfer of a Membership Interest permitted by this Agreement is made in the manner provided in Code Section 743, then, upon the request of any Member with respect to which an adjustment to the basis of the Company’s property is available under Code Section 734 or 743 in connection with such distribution or transfer, the Company shall file an election under Code Section 754, in accordance with procedures set forth in the applicable Treasury Regulations. Each Member shall provide the Company with all information necessary to give effect to any election under Code Section 754. Any additional expenses incurred by the Company as a result of such election in connection with a transfer of an interest in the Company (e.g., bookkeeping expenses) shall be borne by the transferee Member.
ARTICLE 11.
DISSOLUTION; LIQUIDATION AND TERMINATION
     11.1. Dissolution. Subject to the provisions of the Act, the Company shall be dissolved upon the first to occur of any of the following events:
          (a) The withdrawal, dissolution, Bankruptcy or other event of withdrawal of the last Manager unless the Company’s business is continued as provided in Section 11.2;
          (b) The sale of all or substantially all of its assets and collection of proceeds of sale; or
          (c) The election to dissolve the Company by the unanimous consent of the Members.
     11.2. Right to Continue the Company’s Business. Thirty (30) days after the withdrawal, dissolution or Bankruptcy or other event of withdrawal of the last Manager, if a successor Manager has not then been appointed in accordance with Section 5.11 above, those Members or their personal representatives, as the case may be, holding at least seventy-five percent (75%) of the Percentage Interests in the Company shall have the right, but not the obligation, exercisable within ninety (90) Business Days from such withdrawal, dissolution or Bankruptcy or other event of withdrawal to agree in writing to admit a new Manager to the Company upon such terms and conditions as they shall agree, and to elect to continue the Company’s business as herein provided. If a successor Manager is appointed in such ninety (90) Business Day period, the Company shall not be dissolved. If a successor Manager is not appointed in such ninety (90) Business Day period, the Company shall be dissolved.
     11.3. Liquidation.
          (a) In the year of Liquidation of the Company, (i) Profit and Loss shall be credited or charged to the Capital Accounts of the Members (which Capital Accounts shall first be adjusted to take into account all non-liquidating distributions made during such final year) in accordance with Section 9.1 and (ii) if any Company assets are distributed in kind to the Members, then Profit and Loss shall be computed by treating such assets as having been sold for their fair market value immediately before such distribution.
          (b) Upon a dissolution of the Company, the Manager shall take or cause to be taken a full account of the Company’s assets and liabilities as of the date of such dissolution and shall proceed with reasonable promptness to liquidate the Company’s assets and to terminate its business. The cash proceeds from the Liquidation, as and when available therefor, shall be applied and distributed in the following order:

               (i) to the payment (or the making of reasonable provision for payment) of all taxes, debts and other obligations and liabilities of the Company, including the necessary expenses of Liquidation; and
               (ii) all remaining proceeds in Liquidation of the Company shall be distributable to the Members in accordance with Section 8.2.
          (c) Except as otherwise provided in this Agreement, no dissolution or termination of the Company shall relieve, release or discharge any Member, or any of its successors or assigns, from any previous breach or default of, or any obligation theretofore incurred or accrued under any provision of this Agreement, and any and all such liabilities, claims, demands or causes of action arising from any such breaches, defaults and obligations shall survive such dissolution and termination.
          (d) If necessary, a special liquidator may be appointed by the Members holding a majority of the Percentage Interests in the Company. In connection with any such winding up, an independent certified public accountant retained by the Company, if requested by Members holding a majority of the Percentage Interests, shall audit the Company as of the date of termination, and such audited statement shall be furnished to all Members.
     11.4. Termination. Upon compliance with the foregoing plan of liquidation and distribution and the completion of the winding up of the affairs of the Company, the Manager shall file or cause to be filed a Certificate of Cancellation of the Certificate of Formation as well as any and all other documents required to effectuate the dissolution and termination of the Company and the Company thereupon shall be terminated.
ARTICLE 12.
COMPANY TAX STATUS
     12.1. Company Tax Status. Anything in this Agreement to the contrary notwithstanding, it is expressly intended that the entity formed hereby be a partnership for tax purposes as determined by the applicable provisions of the Code, the rules and regulations promulgated thereunder, and other laws pertaining thereto, and that in every respect all of the terms and provisions hereof shall at all times be so construed and interpreted as to give effect to this intent. No Member shall have the right to cause the Company to elect to be treated as an association taxable as a corporation.
ARTICLE 13.
GENERAL
     13.1. Notices. Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, waiver, notice or other communication required or permitted to be given hereunder (hereinafter collectively refer as a “Notice") shall be deemed to have been duly given or made: if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, three (3) days after mailing. The Notice shall be addressed to the Company at its then principal office and to the Member or Members (or its or their Affiliates, as applicable) to whom any such Notice is addressed at the addresses herein set forth or at such other address as any Member or any attorney for any Member may hereafter designate to the others in accordance with the provisions of this Section 13.1.

DRA:	c/o DRA Advisors LLC
220 East 42nd Street
27th Floor
New York, New York 10017
Attention.: Andrew Peltz and Jean Marie Apruzzese

with a copy (which shall not constitute notice) to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attention: Daniel J. Mann and Martin Luskin

and

Colonial:	Colonial Realty Limited Partnership
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35203
Attention: Weston Andress

With a copy (which shall not constitute notice) to:

Hogan & Hartson, L.L.P.
Columbia Square
555 Thirteenth Street, NW
Washington, D.C. 20004-1190
Attention: Bruce W. Gilchrist
     13.2. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein and it cannot be modified or amended except by written agreement signed by all of the parties.
     13.3. Waivers. Except as otherwise expressly provided herein, no purported waiver by any party of any breach by another party of any of his or its obligations, agreements or covenants hereunder, or any part thereof, shall be effective unless made in a writing by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement, or any part thereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due him or it under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.
     13.4. Headings, Gender and Number. The section headings herein contained have been inserted only as a matter of convenience of reference and in no way define, limit or describe the scope or intent of any provisions of this Agreement nor in any way affect any such provisions. Where appropriate as used herein, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, the singular number shall be deemed to include the plural, the plural number shall be deemed to include the singular, and an impersonal pronoun shall be deemed to include a personal pronoun.
     13.5. Separability. Each provision of this Agreement shall be considered to be separable and if, for any reason, any such provision or provisions, or any part thereof, is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, but this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted, provided, however, that the status of this Company, as a limited liability company, shall not be prejudiced.
     13.6. Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.
     13.7. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators and successors, but shall not be deemed for the benefit of creditors or any other Persons, nor shall it be deemed to permit any assignment by a Member of any of his or its rights or obligations hereunder except as expressly provided herein.
     13.8. Further Actions. Each of the Members hereby agrees that he or it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms thereof.
     13.9. Governing Law. This Agreement and all matters pertaining thereto shall be governed by the laws of the State of Delaware, and particularly the Act, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. Each Member irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of New York and the state courts of the State of New York (or at the Manager’s election to the United States District Court for the State of Delaware and the state courts of the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of New York or the state courts of the State of New York (or at the Manager’s election to the United States District Court for the State of Delaware and the state courts of the State of Delaware) and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.
     13.10. Tax Matters Partner. The Manager is hereby designated as the “Tax Matters Partner” under Code Section 6231(a)(7). In addition to the other duties described in this Agreement, the Manager, as the “Tax Matters Partner” shall in consultation with the other Members manage audits of the Company and its subsidiaries conducted by the Internal Revenue Service or any other taxing authority pursuant to the audit procedures under the Code and the Treasury Regulations promulgated thereunder or other applicable law; provided, however, that any decisions relating to the management of audits shall be made by the Manager in its reasonable discretion after such consultation. The Manager, as the “Tax Matters Partner,” shall give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company or any subsidiary, including any notice of audit, any notice of action with respect to a revenue agent’s report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Company’s or the Property Owner’s federal income tax return. The Manager, as the “Tax Matters Partner,” shall as a Company expense furnish each Member with status reports regarding any negotiations between the Internal Revenue Service and the Company or any subsidiary, as applicable, and each such Member, if it so requests, may participate in such negotiation; provided, however, that any decisions relating to such negotiations shall be made by the Manager in its reasonable discretion after consultation with the Members (except that the foregoing shall not give the Manager the right or power to bind any Member without its express written consent as to any matter as to which the Manager, as “tax matters partner” does not have such authority expressly under Sections 6221, et. seq. of the Code) or under this Agreement.
     13.11. Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes to the Company or another Member that are then due may be deducted from that sum before payment and paid to the Company or the Member, as applicable.
     13.12. Indemnity as to Representations, etc.
          (a) Colonial Realty Limited Partnership agrees to indemnify and hold DRA, Manager and each DRA Person harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys’ fees and costs incurred in the investigation, defense and settlement of the matter) which DRA, Manager or a DRA Person may ever sustain, suffer or incur and which relate or arise out of or in connection with the breach by Colonial (or any Affiliate of Colonial) of any representation, warranty or covenant made by it in Sections 2.8, 3.1 and 3.7 of this Agreement.
          (b) G&I V REIT agrees to indemnify and hold Colonial, Colonial REIT and each Colonial Person harmless from and against any and all liabilities, losses, costs, damages, and expenses (including, attorneys’ fees and costs incurred in the investigation, defense and settlement of the matter) which Colonial, Colonial REIT or a Colonial Person may ever sustain, suffer or incur and which relate or arise out of or in connection with the breach by DRA of any representation, warranty or covenant made by them in Sections 2.8, 3.1 and 3.7 of this Agreement.

Nothing in this Section 13.12 shall limit any remedy of a party at law or in equity, including specific performance or injunctive relief, upon the breach by another party of any representation, warranty or covenant made herein.
     13.13. Survival. The representations and warranties of Colonial and DRA contained herein shall survive the consummation of the transactions contemplated hereby.
     13.14. Exhibits, Attachments and Schedules. The Exhibits, Attachments and Schedules to this Agreement are an integral part of this Agreement, and all references to “this Agreement” shall be deemed to include the Exhibits, Attachments and Schedules hereto.
     13.15. No Brokers. Each of the Members hereto represents and warrants to the other Members that there are no brokerage commissions or finders fees (or any basis therefor) resulting from any action taken by such Member or any Person acting or purporting to act on such Member’s behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless the other Members for all costs, damages or other expenses arising out of a breach of the representation and warranty made in this Section 13.15.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Members have hereunto set their hands and seals the day and year first above written.

DRA CRT ACQUISITION CORP., a Delaware corporation
By:	/s/ Brian T. Summers
Name:	Brian T. Summers
Title:	Vice President

COLONIAL OFFICE JV LLC, a Delaware limited liability company
By:	/s/ Jerry A. Brewer
Name:	Jerry A. Brewer
Title:	SVP

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the undersigned hereby agree to be bound by their respective obligations set forth in Section 13.12 of this Agreement:
DRA G&I FUND V REAL ESTATE INVESTMENT TRUST,
a Maryland a real estate investment trust

By: /s/ Brian Summers	By: /s/ David Luski

Name: Brian Summers	Name: David Luski
Title: Trustee	Title: Trustee
COLONIAL REALTY LIMITED PARTNERSHIP

By:	/s/ Jerry A. Brewer

Name: Jerry A. Brewer
Title: SVP

EXHIBIT A
List of Properties
See Section 3.12(a) of the Company Disclosure Schedule referenced in the Merger Agreement.

A-1

EXHIBIT B
Form of Colonial Management Agreement

B-1

EXHIBIT C
Colonial Financing Properties

Property	City
Tallahassee Center	Tallahassee
St. Petersburg Center	St. Petersburg
Gwinnett Center	Atlanta
Vanguard Center	Charlotte
Cigna Plaza	Dallas
Tollway Crossing	Dallas
Paragon Place Center	Richmond
Decoverly NASD Ground Lease	Rockville
Landstar	Jacksonville
McGinnis Park	Atlanta

C-1

EXHIBIT D-1
Form of Property Management Rights Agreement
[To be used for properties held directly by CRTP OP LLC]
PROPERTY DEVELOPMENT AND MANAGEMENT RIGHTS AGREEMENT
     PROPERTY DEVELOPMENT AND MANAGEMENT RIGHTS AGREEMENT, dated as of                     , 2005, among CRTP OP LLC, a Delaware limited liability company (the “Property Owner”), and DRA G&I FUND V REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (the “Trust”).
W I T N E S S E T H:
          WHEREAS, simultaneously with the effectiveness of this Agreement, the Trust will acquire an indirect interest in the Property Owner;
          WHEREAS, the Property Owner is the fee owner of a shopping center known as                     , located in                     , together with the underlying land and related improvements (the “Property”);
          WHEREAS, it is desirable to provide the Trust certain development and management rights with respect to the Property.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:
          1. Property Development and Management Rights. (A) The Property Owner hereby agrees with the Trust that as long as the Trust owns, directly or indirectly, any interest in the Property Owner:
          (i) The Property Owner will provide to the Trust all financial statements, operating reports, budgets, other financial reports and all other materials requested by the Trust relating to the Property promptly following such request;
          (ii) The Trust will have the right to consult with and advise the management of the Property Owner (including the right to meet with management personnel periodically, e.g., at least quarterly, at the Trust’s request) on matters relating to the development and management of the Property, such as the adoption of annual operating and capital budgets with respect to the Property, the approval of any new leases with respect to the Property, the approval of any utilities or

          (iii) other service contracts with respect to the Property, the approval of any non-budgets capital expenditures with respect to the Property, and the appointment or termination of any property manager with respect to the Property (a “Property Manager”).
          (iv) The Property Owner will allow representatives of the Trust, upon reasonable notice, to inspect the Property and meet with any Property Manager.
          (B) The parties hereto acknowledge that the provisions of this Agreement are intended to provide the Trust with development and management rights with respect to the Property within the meaning of ERISA and the regulations promulgated thereunder.
          (C) The foregoing rights and benefits are not intended to, and shall not be deemed to, amend or modify any of the rights and benefits inuring to the Trust or any of its affiliates under the formation documents of the Property Owner.
          2. No Duty or Liability of the Trust. Neither the Trust nor its shareholders, trustees, officers, employees, agents, successors and assigns (each, a “Responsible Party” and together, the “Responsible Parties”) shall have any liability to the Property Owner or to any other entity whatsoever, for any exercise of, or failure to exercise, the rights of the Trust under this Agreement or for the losses, debts and liabilities of the Property Owner or be liable, responsible or accountable to the Property Owner or any other entity whatsoever for any loss or damage incurred by the CRT Entities or such entity for any act or omission performed or omitted by any such Responsible Party pursuant to this Agreement, provided that such act or omission does not constitute fraud or willful misconduct.
          3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [Delaware] without giving effect to the conflicts of laws principles thereof.
          4. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all parties so long as each party shall sign at least one counterpart.
          5. Amendments. This Agreement may not be amended except by a writing signed by all parties hereto.
[SIGNATURES ON NEXT PAGE]

D-2

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PROPERTY OWNER:

CRTP OP LLC,
a Delaware limited liability company

By:	DRA CRT Acquisition Corp., its Manager

By

Name:
Title:

TRUST:

DRA G&I FUND V REAL ESTATE INVESTMENT TRUST,
a Maryland real estate investment trust

By

Name:
Title:

D-3

EXHIBIT D-2
Form of Property Management Rights Agreement
[To be used with properties held by a subsidiary of CRTP OP LLC that does not have a managing board
(e.g., an LLC or partnership)]
PROPERTY DEVELOPMENT AND MANAGEMENT RIGHTS AGREEMENT
     PROPERTY DEVELOPMENT AND MANAGEMENT RIGHTS AGREEMENT, dated as of                     , 2005, among CRTP OP LLC, a Delaware limited liability company (“CRT Acquisition LLC”),                     , a                      (the “Property Owner” and, together with CRT Acquisition LLC, the “CRT Entities”), and DRA G&I FUND V REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (the “Trust”).
W I T N E S S E T H:
          WHEREAS, simultaneously with the effectiveness of this Agreement, the Trust will acquire an indirect interest in CRT Acquisition LLC;
          WHEREAS, CRT Acquisition LLC owns[, indirectly, through one or more subsidiaries,] [100%] of the [membership interests] of the Property Owner;
          WHEREAS, the Property Owner is the fee owner of a shopping center known as                     , located in                     , together with the underlying land and related improvements (the “Property”);
          WHEREAS, it is desirable to provide the Trust certain development and management rights with respect to the Property.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:
          1. Property Development and Management Rights. (A) The CRT Entities hereby agree with the Trust that as long as the Trust owns, directly or indirectly, any interest in the CRT Entities or any of them:
          (i) The CRT Entities will provide to the Trust all financial statements, operating reports, budgets, other financial reports and all other materials requested by the Trust relating to the Property promptly following such request;
          (ii) The Trust will have the right to consult with and advise the management of the CRT Entities (including the right to meet with

D-2

management personnel periodically, e.g., at least quarterly, at the Trust’s request) on matters relating to the development and management of the Property, such as the adoption of annual operating and capital budgets with respect to the Property, the approval of any new leases with respect to the Property, the approval of any utilities or other service contracts with respect to the Property, the approval of any non-budgets capital expenditures with respect to the Property, and the appointment or termination of any property manager with respect to the Property (a “Property Manager”).
          (iii) The CRT Entities will allow representatives of the Trust, upon reasonable notice, to inspect the Property and meet with any Property Manager.
          (B) The parties hereto acknowledge that the provisions of this Agreement are intended to provide the Trust with development and management rights with respect to the Property within the meaning of ERISA and the regulations promulgated thereunder.
          (C) The foregoing rights and benefits are not intended to, and shall not be deemed to, amend or modify any of the rights and benefits inuring to the Trust or any of its affiliates under the formation documents of the CRT Entities.
          2. No Duty or Liability of the Trust. Neither the Trust nor its shareholders, trustees, officers, employees, agents, successors and assigns (each, a “Responsible Party” and together, the “Responsible Parties”) shall have any liability to the CRT Entities or to any other entity whatsoever, for any exercise of, or failure to exercise, the rights of the Trust under this Agreement or for the losses, debts and liabilities of the CRT Entities or be liable, responsible or accountable to the CRT Entities or any other entity whatsoever for any loss or damage incurred by the CRT Entities or such entity for any act or omission performed or omitted by any such Responsible Party pursuant to this Agreement, provided that such act or omission does not constitute fraud or willful misconduct.
          3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [Delaware] without giving effect to the conflicts of laws principles thereof.
          4. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all parties so long as each party shall sign at least one counterpart.
          5. Amendments. This Agreement may not be amended except by a writing signed by all parties hereto.
[SIGNATURES ON NEXT PAGE]

D-2

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CRT ACQUISITION LLC:

CRTP OP LLC,
a Delaware limited liability company

By:	DRA CRT Acquisition Corp., its Manager

By

Name:
Title:

PROPERTY OWNER:
,
,

a

By

Name:
Title:

TRUST:

DRA G&I FUND V REAL ESTATE INVESTMENT TRUST,
a Maryland real estate investment trust

By

Name:
Title:

EXHIBIT D-3
Form of Property Management Rights Agreement
[To be used with properties held by a subsidiary of CRTP OP LLC that is managed by a board of trustees or board of directors (e.g., a REIT or corporation)]
PROPERTY DEVELOPMENT AND MANAGEMENT RIGHTS AGREEMENT
     PROPERTY DEVELOPMENT AND MANAGEMENT RIGHTS AGREEMENT, dated as of                     , 2005, among CRTP OP LLC, a Delaware limited liability company (“CRT Acquisition LLC”),                     , a                      (the “Property Owner” and, together with CRT Acquisition LLC, the “CRT Entities”), and DRA G&I FUND V REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust (the “Trust”).
W I T N E S S E T H:
          WHEREAS, simultaneously with the effectiveness of this Agreement, the Trust will acquire an indirect interest in CRT Acquisition LLC;
          WHEREAS, CRT Acquisition LLC owns[, indirectly, through one or more subsidiaries,] [100%] of the [common shares] of the Property Owner;
          WHEREAS, the Property Owner is the fee owner of a shopping center known as                     , located in                     , together with the underlying land and related improvements (the “Property”);
          WHEREAS, it is desirable to provide the Trust certain development and management rights with respect to the Property.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:
          1. Property Development and Management Rights. (A) The CRT Entities hereby agree with the Trust that as long as the Trust owns, directly or indirectly, any interest in the CRT Entities or any of them:
          (i) The CRT Entities will provide to the Trust all financial statements, operating reports, budgets, other financial reports and all other materials requested by the Trust relating to the Property promptly following such request;
          (ii) The Trust will have the right to have a representative attend the meetings of Property Owner’s board of [trustees/directors] (the “Board”) as an observer;

D-3

          (iii) The Trust will have the right to meet with management of Property Owner (either by telephone or in person) within a reasonable time after each meeting of the Board to review in detail and discuss all actions taken by the Board at such Board meeting;
          (iv) The Trust will have the right to consult with and advise the management of the CRT Entities (including the right to meet with management personnel periodically, e.g., at least quarterly, at the Trust’s request) on matters relating to the development and management of the Property, such as the adoption of annual operating and capital budgets with respect to the Property, the approval of any new leases with respect to the Property, the approval of any utilities or other service contracts with respect to the Property, the approval of any non-budgets capital expenditures with respect to the Property, and the appointment or termination of any property manager with respect to the Property (a “Property Manager”).
          (v) The CRT Entities will allow representatives of the Trust, upon reasonable notice, to inspect the Property and meet with any Property Manager.
          (B) The parties hereto acknowledge that the provisions of this Agreement are intended to provide the Trust with development and management rights with respect to the Property within the meaning of ERISA and the regulations promulgated thereunder.
          (C) The foregoing rights and benefits are not intended to, and shall not be deemed to, amend or modify any of the rights and benefits inuring to the Trust or any of its affiliates under the formation documents of the CRT Entities.
          2. No Duty or Liability of the Trust. Neither the Trust nor its shareholders, trustees, officers, employees, agents, successors and assigns (each, a “Responsible Party” and together, the “Responsible Parties”) shall have any liability to the CRT Entities or to any other entity whatsoever, for any exercise of, or failure to exercise, the rights of the Trust under this Agreement or for the losses, debts and liabilities of the CRT Entities or be liable, responsible or accountable to the CRT Entities or any other entity whatsoever for any loss or damage incurred by the CRT Entities or such entity for any act or omission performed or omitted by any such Responsible Party pursuant to this Agreement, provided that such act or omission does not constitute fraud or willful misconduct.
          3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [Delaware] without giving effect to the conflicts of laws principles thereof.
          4. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be

G-2

necessary that any counterpart be signed by all parties so long as each party shall sign at least one counterpart.
          5. Amendments. This Agreement may not be amended except by a writing signed by all parties hereto.
[SIGNATURES ON NEXT PAGE]

G-2

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CRT ACQUISITION LLC:

CRTP OP LLC,
a Delaware limited liability company

By:	DRA CRT Acquisition Corp., its Manager

By

Name:
Title:

PROPERTY OWNER:
,
,

a

By

Name:
Title:

TRUST:

DRA G&I FUND V REAL ESTATE INVESTMENT TRUST,
a Maryland real estate investment trust

By

Name:
Title:

EXHIBIT E
List of Colonial Managed Properties

McGinnis	Atlanta, GA	202,243 sf
3 Ravinia	Atlanta, GA	804,876 sf
Perimeter	Atlanta, GA	181,862 sf
Gwinnett	Atlanta, GA	262,806 sf
Chamblee	Atlanta, GA	1,127,912 sf
Broward Financial Center	Ft. Lauderdale, FL	325,054 sf
Orlando Central	Orlando, FL	616,148 sf
Orlando Lake Mary	Orlando, FL	303,540 sf
Orlando University	Orlando, FL	383,816 sf
Jacksonville Baymeadows	Jacksonville, FL	751,138 sf
7777 Baymeadows	Jacksonville, FL	224,281 sf
JTB — Portfolio Excl Landstar	Jacksonville, FL	240,773 sf
Landstar	Jacksonville, FL	176,000 sf
St. Petersburg	St. Petersburg, FL	673,356 sf
Tallahassee	Tallahassee, FL	836,326 sf
Tollway Crossing	Dallas, TX	152,163 sf
Cigna	Dallas, TX	127,226 sf
Lakes on Post Oak	Houston, TX	1,196,729 sf
Memphis	Memphis, TN	532,977 sf
Charlotte University	Charlotte, NC	182,891 sf
Charlotte Vanguard	Charlotte, NC	527,443 sf
Richmond Paragon	Richmond, VA	145,127 sf
Decoverly Office Park	Rockville, MD	154,787 sf

E-1

EXHIBIT F
List of Development Properties

Property	City	Acres
Kogerama Parcel, Lot 1 Block A	Tallahassee	1.678
McGinnis Park	Atlanta	Inman
CityPlace	West Palm Beach	1.5
Oak Park	Houston	8.47
Gwinnett Center	Atlanta	5.2
McGinnis	Atlanta	8.7
Decoverly Land (Parcel KK)	Rockville	3.2
Orlando Central (Lot 7)	Orlando	1.3
St. Petersburg (Lot 1, Block 2)	St. Petersburg	1.xx
Vanguard Center	Charlotte	17.10
Greensboro Wendover	Greensboro	9.00
Greenville Park Central	Greenville	3.5
Birmingham	Birmingham	13.80

F-1

ATTACHMENT G
8 1/2% SERIES A CUMULATIVE REDEEMABLE
PREFERRED MEMBERSHIP UNITS
          In accordance with Section 3.2(e) of the Agreement, set forth below are the preferences, rights, powers, and duties of the Series A Preferred Units hereby established and issued by the Company to DRA. All capitalized terms used in this Attachment G and not otherwise defined shall have the meanings assigned to such terms in the Agreement.
     A. Designation and Number.
          A series of Membership Interests, designated as 8 1/2% Series A Cumulative Redeemable Preferred Membership Units (the “Series A Preferred Units”), is hereby established. The number of Series A Preferred Units shall be 2,990,000.
     B. Distributions.
          (i) Subject to the preferential rights of the holders of any class or series of Membership Interests ranking prior to the Series A Preferred Units as to distributions, DRA, in its capacity as the holder of Series A Preferred Units, shall be entitled to receive, when, as and if declared by the Manager, out of funds legally available for the making of the distributions, cumulative preferential cash distributions at the rate of 8 1/2% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.125 per Series A Preferred Unit). Such distributions shall accrue and be cumulative from September 15, 2005 and shall be payable quarterly in arrears in cash on the fifteenth (15th) day of March, June, September and December (each a “Series A Preferred Unit Distribution Payment Date”) or, if not a Business Day, the next succeeding Business Day, with the same force and effect as if paid on such Series A Preferred Unit Distribution Payment Date and no interest or additional distribution or other sum shall accrue on the amount so payable for the period from and after such Series A Preferred Unit Distribution Payment Date to such succeeding Business Day. Any distribution payable on the Series A Preferred Units for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions payable on any Distribution Payment Date or any other date shall include distributions accrued to but excluding such Distribution Payment Date or other date, as the case may be.
          (ii) No distributions on the Series A Preferred Units will be declared or paid or set apart for payment if such authorization, payment or setting apart for payment would violate any agreement, including any agreement relating to the Company’s indebtedness, to which the Company is a party or is restricted or prohibited by law. Notwithstanding the foregoing, distributions with respect to the Series A Preferred Units will accrue whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not they are declared, and accumulated but unpaid distributions will accrue as of the Series A Preferred Unit Distribution Payment Date on which they first become payable.
          (iii) Unless full cumulative distributions on the Series A Preferred Units have been, or contemporaneously are, declared and paid in full, or declared and a sum sufficient for the payment thereof is set apart for such payment for all past distribution periods and the then current distribution period, no distributions will be declared or paid, or set apart for payment, upon any Membership Interests ranking, as to distributions, on a parity with, or junior to, the Series A Preferred Units for any period. If on any Series A Preferred Unit Distribution Payment Date, distributions are not paid in full (or a sum sufficient for such full payment is not set apart therefor) on the Series A Preferred Units and any other classes or series of the Preferred Units ranking, as to distributions, on a parity with the Series A Preferred Units, all distributions declared on the Series A Preferred Units and such other classes or series of Preferred Units shall be declared pro rata such that the amount of distributions declared per unit of Series A Preferred Units and such other class or series of the Preferred Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per unit on the Series A Preferred Units and such other class or series of Preferred Units bear to each other.
          (iv) Except as provided in Section B(iii) above, unless full cumulative distributions on the Series A Preferred Units have been, or contemporaneously are, declared and paid in full, or declared and a sum sufficient for the full payment thereof is set apart for all accrued and unpaid distributions, and any distributions due on such date on the Series A Preferred Units, no distributions (other than distributions payable in Common Units or units of any other outstanding class or series of the Membership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation, dissolution or winding up of the Company) shall be declared or paid, or set apart for payment, nor shall any other distribution be declared or made upon the Common Units of the Company or any class or series of the Membership Interests ranking junior to or on parity with the Series A Preferred Units as to distributions and upon liquidation, dissolution or winding up of the Company, nor shall any Common Units or any class or series of the Membership Interests ranking junior to or on parity with the Series A Preferred Units as to distributions and upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any such units of junior or parity units) by the Company (except by conversion into, or exchange for, units of any other class or series of the Membership Interests ranking junior to or on parity with the Series A Preferred Units as to distributions and upon liquidation, dissolution or winding up of the Company and except for the redemptions made in connection with the DRA’s redemption or repurchase of shares of its capital stock to preserve its status as a real estate investment trust for federal income tax purposes.
          (v) Any distribution made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remains payable. No interest or sum of money in lieu of interest, shall be payable in respect of any distribution on the Series A Preferred Units which may be in arrears, and DRA, as the holder of the Series A Preferred Units, will not be entitled to any distributions, whether payable in cash, securities or other property, in excess of the full cumulative distributions on the Series A Preferred Units as described above.
     C. Liquidation, Dissolution and Winding Up.
          (i) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of any outstanding Series A Preferred Units, and any other Preferred Units ranking on parity with the Series A Preferred Units as to the distribution of assets upon liquidation, dissolution or winding up of the Company, will be entitled to receive out of the assets of the Company available for distribution to the Members remaining after payment or provision for payment of all debts and other liabilities of the Company (and payment in respect of any rights of any class or series of the Preferred Units ranking prior to the Series A Preferred Units), but before any distribution is made in respect of any Membership Interests ranking junior to the Series A Preferred Unit and such other Preferred Units as to payments upon liquidation, dissolution or winding up of the Company, a liquidation preference of $25.00 per unit, payable in cash or property valued by the board of directors of the Manager in good faith, plus an amount equal to all accrued and unpaid distributions to the date of such payment.
          (ii) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company legally available therefor are insufficient to pay the full amount of liquidating distributions to the holders of outstanding Series A Preferred Units and any other Preferred Units ranking on a parity with the Series A Preferred Units as to the distribution of assets upon liquidation, dissolution or winding up of the Company, then holders of Series A Preferred Units and such other Preferred Units shall share ratably in any distribution of assets in proportion to the full liquidating distribution to which they would otherwise be respectively entitled.
          (iii) After payment of the full amount of the liquidating distributions (including any accrued and unpaid distributions) to which they are entitled, DRA, as the holder of Series A Preferred Units, will not be entitled to any further participation in any distribution of assets by the Company, and the remaining assets of the Company shall be distributed among the holders of any other classes or series of the Membership Interests ranking junior to the Series A Preferred Units as to the distribution of assets upon liquidation, dissolution or winding up of the Company according to their respective rights and preferences.
          (iv) For purpose of this Section C, neither a consolidation or merger of the Company with or into another entity nor a merger of another entity with or into the Company, nor a sale, lease or conveyance of all or substantially all of the Company’s property or business will be considered a liquidation, dissolution or winding up of the Company.
     D. Voting Rights.
          The holders of Series A Preferred Units shall have no voting or consent rights, except for any voting or consent rights to which the holders may be entitled under the laws of the State of Delaware that may not be waived by this Agreement.
     E. Redemption.
          In the event that DRA redeems any or all of its 8 1/2% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), the Company shall concurrently redeem an equivalent number of Series A Preferred Units for consideration equal to redemption price of the shares of Series A Preferred Stock to be redeemed. From and after the date on which the shares of Series A Preferred Stock are redeemed, the Series A Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Units shall cease.
     F. Restriction on Ownership.
          The Series A Preferred Units shall be owned and held solely by DRA.
     G. Ranking.
          The Series A Preferred Units shall, with respect to distribution rights and rights upon any liquidation, dissolution or winding up of the Company, rank (a) senior to the Common Units and all Membership Interests other than the Membership Interests referred to in clauses (b) and (c) of this sentence; (b) on a parity with all Membership Interests the terms of which specifically provide that such Membership Interests rank on a parity with the Series A Preferred Units in respect to distribution rights and rights upon any liquidation, dissolution or winding up of the Company; and (c) junior to all Membership Interests the terms of which specifically provide that such Membership Interests rank senior to the Series A Preferred Units in respect to distribution rights and rights upon any liquidation, dissolution or winding up of the Company.
     H. Conversion.
          The Series A Preferred Units are not convertible into or exchangeable for any other property or securities of the Company.
     I. DRA Rights.
          The rights of DRA, in its capacity as the holder of the Series A Preferred Units, are in addition to and not in limitation of any other rights or authority of DRA in any other capacity under the Agreement or applicable law. In addition, nothing contained in this Attachment G shall be deemed to limit or otherwise restrict the authority of DRA under the Agreement, other than in its capacity as the holder of the Series A Preferred Units.
     J. Allocations.
          Allocations of the Company’s items of income, gain, loss, and deduction shall be allocated to the Series A Preferred Units in accordance with Article 9 of the Agreement.

EXHIBIT H
Hold Properties

Chamblee Center	Atlanta, Georgia
Perimeter Center	Atlanta, Georgia
Signature Place	Dallas, Texas
Lakes on Post Oak	Houston, Texas
7777 Baymeadows Way	Jacksonville, Florida
Broward Financial Center	Ft. Lauderdale, Florida
350/450 Las Olas Centre	Ft. Lauderdale, Florida
University Center	Orlando, Florida
Central Center	Orlando, Florida
Baymeadows Center	Jacksonville, Florida
JTB Center (excl Landstar)	Jacksonville, Florida
Atlantic Center Plaza	Atlanta, Georgia
Decoverly Office Park (Bldg 2-3)	Rockville, Maryland
University Center	Charlotte, North Carolina
Germantown Center	Memphis, Tennessee
Westchase Corporate Center	Houston, Texas
Ravinia Center	Atlanta, Georgia
Lake Mary Center	Orlando, Florida

H-1

SCHEDULE I
Initial Capital Contributions as of the date of the Agreement

Member	Initial Capital Contributions
DRA	$
Colonial	$

I-1